                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

                          Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [_]
                           Check the appropriate box:
     [_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                        Commission Only (as permitted by
                               Rule 14a-6(e)(2))
                         [X] Definitive Proxy Statement
                      [_] Definitive Additional Materials
       [_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             VASTAR RESOURCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.

  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      ------------------------------------------------------------------

        (2) Aggregate number of securities to which transaction applies:

      ------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      ------------------------------------------------------------------

              (4) Proposed maximum aggregate value of transaction:

      ------------------------------------------------------------------

                              (5) Total fee paid:

      ------------------------------------------------------------------

              [_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                          (1) Amount previously paid:

      ------------------------------------------------------------------

               (2) Form, Schedule or Registration Statement No.:

      ------------------------------------------------------------------

                               (3) Filing Party:

      ------------------------------------------------------------------

                                (4) Date Filed:

[LOGO OF VASTAR RESOURCES, INC. APPEARS HERE]

VASTAR RESOURCES, INC.


NOTICE OF
ANNUAL MEETING
OF STOCKHOLDERS
TO BE HELD
ON MAY 20, 1998
AND PROXY
STATEMENT

                     PLEASE COMPLETE, SIGN, DATE AND RETURN
                              YOUR PROXY PROMPTLY

                            VASTAR RESOURCES, INC.
                             15375 MEMORIAL DRIVE
                             HOUSTON, TEXAS 77079

March 23, 1998

Dear Stockholder:

You are cordially invited to join us at the 1998 Annual Meeting of Stockholders on Wednesday, May 20, 1998, in the Main Conference Room of Vastar Resources, Inc., 15375 Memorial Drive, Houston, Texas, beginning at 9:00 a.m., local time.

It is important that your shares be voted whether or not you plan to be present at the meeting. Please complete, sign, date and return the enclosed form of proxy promptly. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy and vote in person.

This booklet includes the Notice of the Meeting and the Proxy Statement, which contains information about the formal business to be acted upon by the stockholders. The meeting will also feature a report on the operations of your Company, followed by a question and answer period.

Sincerely yours,

/s/ MICHAEL E. WILEY
Chairman of the Board

/s/ CHARLES D. DAVIDSON
President and Chief Executive Officer

                            VASTAR RESOURCES, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 20, 1998

TO THE STOCKHOLDERS:

The 1998 Annual Meeting of Stockholders of Vastar Resources, Inc. ("Vastar" or the "Company") will be held in the Main Conference Room of Vastar Resources, Inc., 15375 Memorial Drive, Houston, Texas 77079, on Wednesday, May 20, 1998, at 9:00 a.m., local time, for the following purposes, as more fully described in the attached Proxy Statement:

(1) To elect nine directors to hold office for a one-year term;

(2) To approve the Company's Amended and Restated Executive Long-Term Incentive Plan;

(3) To approve the appointment of Coopers & Lybrand L.L.P. as independent auditors for the Company for the year 1998; and

(4) To transact such other business as may properly come before the meeting.

The Board of Directors has fixed March 23, 1998, as the record date for the meeting. Accordingly, only stockholders of record of the common stock, $0.01 par value, of the Company ("Common Stock") at the close of business on such date are entitled to vote at the meeting.

Each such stockholder of record will receive a form of proxy pertaining to the shares of Common Stock of the Company registered in his or her name. Each participant in the Company's Capital Accumulation and Savings Plans will also receive a form of proxy pertaining to shares of Common Stock credited to his or her account in the plans.

YOU ARE URGED TO READ THE PROXY STATEMENT; THEN COMPLETE, SIGN AND DATE THE FORM OF PROXY AND RETURN IT IN THE ENCLOSED, SELF-ADDRESSED, POSTAGE-PAID ENVELOPE.


/s/ ALBERT D. HOPPE
Albert D. Hoppe                                     Houston, Texas
Secretary                                           March 23, 1998

                            VASTAR RESOURCES, INC.
                             15375 MEMORIAL DRIVE
                               HOUSTON, TX 77079

                               ----------------

                                PROXY STATEMENT
                                MARCH 23, 1998

                               ----------------

                                 INTRODUCTION

  The accompanying proxy is solicited by the Board of Directors of Vastar Resources, Inc. ("Vastar" or the "Company"). The proxy may be revoked by the stockholder at any time prior to the time it is voted by giving notice of such revocation either personally or in writing to the Secretary of Vastar. Shares represented by a properly executed proxy will be voted in accordance with the instructions of the stockholder indicated thereon. In the absence of instructions in such proxy, the persons named as proxies therein will vote FOR the election of the nominees for director listed in this Proxy Statement, FOR the approval of the Company's Amended and Restated Executive Long-Term Incentive Plan and FOR the approval of the appointment of Coopers & Lybrand L.L.P. as independent auditors for the Company for the year 1998. As to other items of business that may come before the meeting, such persons will vote in accordance with their best judgment.

                               VOTING SECURITIES

  Holders of record of outstanding common stock, $0.01 par value, of the Company ("Common Stock") at the close of business on March 23, 1998 (the "Record Date") will be entitled to one vote per share. There were 97,307,127 shares of Common Stock outstanding on the Record Date. Fractional shares will not be entitled to be voted. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast shall constitute a quorum. The approximate date on which this Proxy Statement and the form of proxy were first sent to stockholders was March 30, 1998.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                        OWNERS; CONTROL OF THE COMPANY

  The following is the only person known by the Company to own beneficially more than five percent of any class of the Company's voting securities as of the Record Date:

                                                           AMOUNT AND
                                                           NATURE OF
                                  NAME AND ADDRESS         BENEFICIAL   PERCENT
 TITLE OF CLASS                  OF BENEFICIAL OWNER       OWNERSHIP    OF CLASS
 --------------                  -------------------       ----------   --------
Common Stock............... Atlantic Richfield Company    80,000,001(a)   82.2%
                            515 South Flower Street
                            Los Angeles, California 90071

--------
(a) Sole voting power, sole dispositive power.

  Under applicable provisions of the Delaware General Corporation Law and the Company's Second Restated Certificate of Incorporation, Atlantic Richfield Company, a Delaware corporation ("ARCO"), is able, acting alone, to elect the entire Board of Directors of the Company and to approve any action requiring stockholder approval. ARCO's current level of ownership of the outstanding voting stock precludes any acquisition of control of the Company not favored by ARCO. ARCO has informed the Company that it intends to vote its shares in favor of the nine nominees to the Board of Directors, for the approval of the Company's Amended and Restated Executive Long-Term Incentive Plan and for the approval of Coopers & Lybrand L.L.P. as independent auditors for the year 1998.

  The Company and ARCO have entered into an agreement, dated as of May 19, 1994, granting ARCO certain rights as a stockholder of the Company. In order to allow ARCO to continue to include the Company as part of its "affiliated group" for federal income tax purposes, ARCO has been granted, pursuant to such agreement, the cumulative, continuing right to purchase from the Company at the then-current market price such number of shares of Common Stock or preferred stock, or both, as may be necessary to preserve that status.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth the number of shares of the Company's Common Stock ("Vastar Common Stock") and the number of shares of ARCO Common Stock, $2.50 par value ("ARCO Common Stock"), owned beneficially as of February 1, 1998, by each of Vastar's directors, Named Executive Officers (as hereinafter defined) and all of the Company's directors and executive officers as a group. Neither the directors or executive officers named below, nor all of the Company's directors and executive officers as a group, beneficially owned any other equity securities of the Company or ARCO, except as disclosed in the footnotes to the table. The percentage of shares of any class of equity securities of the Company or ARCO beneficially owned by any director or executive officer named below or by all of the Company's directors and executive officers as a group does not exceed one percent of the class so owned. Unless otherwise noted, each individual has sole voting and investment power.

                          SHARES OF VASTAR COMMON STOCK    SHARES OF ARCO COMMON
                            OWNED BENEFICIALLY AS OF     STOCK OWNED BENEFICIALLY
    NAME                        FEBRUARY 1, 1998         AS OF FEBRUARY 1, 1998(E)
    ----                  -----------------------------  -------------------------
Jimmie D. Callison......               5,000(a)                         0
Terry G. Dallas.........                 603                       41,822(f)
Charles D. Davidson.....             118,285(b)(c)                  1,876
Phillip A. Gobe.........                   0                       16,579(f)
Albert D. Hoppe.........              38,831(b)(d)                  1,462
Marie L. Knowles........                 400                      115,755(f)
Robert C. LeVine........               6,500(a)                       500
William D. Schulte......               6,000(a)                         0
Steven J. Shapiro.......             146,186(b)(c)                  1,202
Robert P. Strode........               4,157(b)(c)                  8,636(f)
William E. Wade, Jr.....               1,000                      286,561(f)
Michael E. Wiley........             244,018(b)(c)                 10,523(f)
All directors and
 executive officers as a
 group, including those
 named above............             649,876(a)(b)(c)(d)          486,923(f)

--------
(a) Includes 5,000 shares for each of Messrs. Callison, LeVine and Schulte which they have the right to acquire through the exercise of stock options granted under the Company's Stock Option Plan for Outside Directors.

(b) Includes 116,827, 38,531, 144,183, 4,125, 241,964 and 639,527 shares which
    Messrs. Davidson, Hoppe, Shapiro, Strode and Wiley and all directors and officers as a group, including those just named, respectively, have the right to acquire currently or within 60 days of February 1, 1998, through the exercise of stock options covering Vastar Common Stock ("Vastar Options").

(c) Includes shares held by the trustees under the Vastar Capital Accumulation Plan II and the Vastar Savings Plan II, except for Mr. Wiley whose shares of Vastar Common Stock are held by the trustees under the Atlantic Richfield Capital Accumulation Plan II and the Atlantic Richfield Savings Plan II.

(d) Includes 300 shares held by Mr. Hoppe which are subject to shared voting and investment power with his spouse.

(e) Includes shares held by the trustees under the Vastar Capital Accumulation Plan II, Vastar Savings Plan II, Atlantic Richfield Capital Accumulation Plan II or Atlantic Richfield Savings Plan II, except for Mr. LeVine.

(f) Includes 32,293, 12,711, 96,260, 6,248, 233,754, 8,778 and 390,044 shares which Mr. Dallas, Mr. Gobe, Mrs. Knowles, Mr. Strode, Mr. Wade, Mr. Wiley and all directors and officers as a group, including those just named, respectively, have the right to acquire currently or within 60 days of February 1, 1998, through the exercise of stock options covering ARCO Common Stock. Also includes 5,666, 1,858, 15,983, 914, 45,732 and 70,153 shares which are issuable in respect of dividend share credits allocated to stock options covering ARCO Common Stock that Mr. Dallas, Mr. Gobe, Mrs. Knowles, Mr. Strode, Mr. Wade and all directors and officers as a group, including those just named, respectively, have the right to acquire upon the exercise, surrender or expiration of the stock options covering ARCO Common Stock reported above. Does not include 8,313 shares owned by a spouse (who is an employee of ARCO). Also includes 1,003, 282, 2,431 and 3,643 shares of Restricted Stock granted under ARCO's Long-Term Incentive Plan held by Mr. Dallas, Mr. Gobe, Mrs. Knowles and Mr. Wade.

                             ELECTION OF DIRECTORS

                           PROPOSAL 1 ON PROXY CARD

  On July 23, 1997, the Board of Directors increased the number of directors constituting the entire Board from eight to nine and appointed William E. Wade, Jr. to fill the vacancy created thereby. On March 5, 1998, the Board of Directors selected the nominees listed below, each of whom was recommended to the Board by the Nominating Committee (described below), for election to a term of one year. Each of the nominees is currently a director of the Company and was elected at the 1997 Annual Meeting of Stockholders for a one-year term (except for Mr. Wade who has served since his appointment on July 23, 1997).

  All nominees have indicated a willingness to serve as a director, but if any of them should decline or be unable to act as a director, the persons named as proxies in the accompanying proxy will vote for the election of such nominee or nominees as may be recommended by the Board of Directors.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXIES.

  The following biographical information is furnished with respect to each of the nominees. The information includes age as of May 20, 1998, the date of the Annual Meeting, present position, if any, with Vastar, period served as a director and other business experience during the past five or more years.

               JIMMIE D. CALLISON, 65
[PHOTO]         Director

               Mr. Callison has been a Director of the Company since January 1995. He served as Vice President of Schlumberger Limited from 1989 to 1995, President of Dowell Schlumberger Incorporated from 1987 to 1988 and Executive Vice President of Dowell Schlumberger Incorporated from 1984 to 1989. He joined the Dowell Division of the Dow Chemical Company (which later became Dowell Schlumberger) in 1957.

               TERRY G. DALLAS, 47
[PHOTO]         Director

               Mr. Dallas has been a Director of the Company since January 1994. He has been a Senior Vice President of ARCO since November 1996 and the Treasurer of ARCO since January 1994. He was Vice President of ARCO from June 1993 to November 1996, serving as Vice President, Planning from June 1993 to January 1994. He served as Assistant Treasurer, Corporate Finance of ARCO from 1990 to 1993, and was the Manager, Finance, Planning and Control of ARCO British, Ltd. from 1988 to 1990.

               CHARLES D. DAVIDSON, 48
[PHOTO]         President, Chief Executive Officer and Director

               Mr. Davidson was elected President and Chief Executive Officer in March 1997 and has been a Director of the Company since March 1994. From September 1993 to March 1997, he served as a Senior Vice President of the Company and from December 1992 to October 1993, he held the position of Senior Vice President of the Eastern District for ARCO Oil and Gas Company. From 1988 to December 1992, he held various positions with ARCO Alaska, Inc. Mr. Davidson joined ARCO in 1972.

               MARIE L. KNOWLES, 51
[PHOTO]         Director

               Mrs. Knowles has been a Director of the Company since December 1996. She has been a Director* and an Executive Vice President and the Chief Financial Officer of ARCO since July 1996. She served as a Senior Vice President of ARCO and President of ARCO Transportation Company from June 1993 to July 1996. She served as Vice President and Controller of ARCO from July 1990 to May 1993 and Vice President of Finance, Control and Planning of ARCO International Oil and Gas Company from July 1988 to July 1990. Mrs. Knowles is also a Director of ARCO Chemical Company and Phelps Dodge Corporation.

               ROBERT C. LEVINE, 65
[PHOTO]         Director

               Mr. LeVine has been a Director of the Company since July 1994. Mr. LeVine has been a private consultant for petroleum investment since his retirement in February 1993 from the position of Managing Director for J.P. Morgan Investment Management, Inc., which he held from 1981 to 1993. He served as First Vice President of the Energy Group for E.F. Hutton & Co. from 1974 to 1981; as a Vice President and oil analyst for Wertheim & Co. from 1972 to 1974; and as Manager, Investor Relations for ARCO from 1969 to 1972.
--------
 * Mrs. Knowles and Messrs. Wade and Wiley recently announced that they were not standing for re-election to the ARCO Board of Directors and thus will not be Directors of ARCO after ARCO's May 4, 1998, Annual Stockholders Meeting.

               WILLIAM D. SCHULTE, 65
[PHOTO]         Director

               Mr. Schulte has been a Director of the Company since July 1994. Mr. Schulte has been a private investor since his retirement from the position of Vice Chairman of KPMG Peat Marwick on December 31, 1990. He served as Vice Chairman -- Western Region from 1986 to 1990 and previously served as Managing Partner of the Los Angeles office from 1979 to 1986. He joined Peat Marwick in 1961. Mr. Schulte is also a Director of H. F. Ahmanson & Company.

               STEVEN J. SHAPIRO, 46
[PHOTO]         Senior Vice President, Chief Financial Officer and Director

               Mr. Shapiro has been a Senior Vice President and the Chief Financial Officer of the Company since December 1993 and a Director of the Company since January 1994. He was also Treasurer of the Company from January 1994 to December 1995. He was the President of ARCO Coal Australia, Inc. from October 1991 to December 1993. Previously, he held the position of Vice President of Planning of ARCO from 1990 to October 1991. From 1988 to 1990, he was Assistant Treasurer for ARCO, serving in both Los Angeles and London. Mr. Shapiro joined ARCO in 1977.

               WILLIAM E. WADE, JR., 55
[PHOTO]         Director

               Mr. Wade has been a Director of the Company since July 1997. He has been the President of ARCO since January 1998 and an ARCO Director* since June 1993. He served as an Executive Vice President of ARCO from June 1993 to January 1998, a Senior Vice President of ARCO from May 1987 to May 1993, the President of ARCO Oil and Gas Company from October 1990 to May 1993, the President of ARCO Alaska, Inc. from July 1987 to July 1990, a Vice President of ARCO from 1985 to 1987 and a Vice President of ARCO Exploration Company from 1981 to 1985. Mr. Wade has been an officer of ARCO since 1985.

               MICHAEL E. WILEY, 47
[PHOTO]         Chairman of the Board

               Mr. Wiley has been a Director of the Company since September 1993 and was elected Chairman of the Board in December 1996. He has been an Executive Vice President of ARCO since March 1997 and a Director* of ARCO since June 1997. He was President of the Company from September 1993 to March 1997 and Chief Executive Officer from January 1994 to March 1997. He held the position of Senior Vice President of ARCO from June 1993 to June 1994. He held the position of President of ARCO Oil and Gas Company from June to October 1993. Previously, from 1991 to 1993, he was a Vice President of ARCO and Manager of ARCO Exploration and Production Technology. From 1989 to 1991, he was Vice President of ARCO Oil and Gas Company's Southern District. Mr. Wiley joined ARCO in 1972.
--------
 * Mrs. Knowles and Messrs. Wade and Wiley recently announced that they were not standing for re-election to the ARCO Board of Directors and thus will not be Directors of ARCO after ARCO's May 4, 1998, Annual Stockholders Meeting.

         COMPENSATION OF EXECUTIVE OFFICERS DURING 1995, 1996 AND 1997

  Effective March 31, 1997, Michael E. Wiley resigned from the positions of President and Chief Executive Officer and was succeeded by Charles D. Davidson. The following describes the compensation paid to Messrs. Davidson and Wiley and additionally the top four highest paid executive officers of the Company (all of such persons herein sometimes referred to as the "Named Executive Officers") during 1995, 1996 and 1997.

                          SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM
                                                               COMPENSATION
                                 ANNUAL COMPENSATION              AWARDS
                         -----------------------------------   -------------
                                                   OTHER        SECURITIES
                                                   ANNUAL       UNDERLYING
        NAME AND               SALARY   BONUS   COMPENSATION      VASTAR         ALL OTHER
   PRINCIPAL POSITION    YEAR   ($)     ($)(4)     ($)(5)      OPTIONS(#)(6)  COMPENSATION($)
   ------------------    ---- -------- -------- ------------   -------------  ---------------
          (A)            (B)    (C)      (D)        (E)             (G)             (I)
Charles D. Davidson..... 1997 $328,923 $282,000   $ 12,008        51,000         $ 51,010(7)
 President and Chief     1996 $252,000 $165,000   $ 21,770        30,600         $ 42,883(8)
 Executive Officer       1995 $252,000 $160,000   $ 10,412        17,300         $ 38,373(9)
Steven J. Shapiro....... 1997 $264,356 $188,000   $  7,810        18,000         $ 54,010(7)
 Senior Vice President   1996 $243,251 $136,000   $ 10,727(10)    23,000         $ 39,164(8)
 and Chief Financial     1995 $243,251 $146,000   $  6,128(10)    17,300         $204,990(9)
 Officer
Phillip A. Gobe......... 1997 $240,046 $124,000   $ 60,055        23,000(11)     $107,594(7)
 Senior Vice             1996 $202,447 $ 52,065   $  5,391          (11)         $ 31,302(8)
 President(1)            1995 $213,828 $ 49,939   $ 31,087          (11)         $ 75,720(9)
Robert P. Strode........ 1997 $217,573 $112,000   $ 49,662        34,500(11)     $ 97,073(7)
 Vice President,         1996 $209,903 $ 45,691   $126,501          (11)         $201,175(8)
 Exploration             1995 $207,414 $ 42,722   $    633          (11)         $ 21,537(9)
 and Land(2)
Albert D. Hoppe......... 1997 $207,147 $ 96,000   $  4,626         9,000         $ 42,520(7)
 Vice President, General 1996 $185,808 $ 84,000   $  2,493        11,500         $ 32,259(8)
 Counsel and Secretary   1995 $185,808 $ 84,000   $ 47,635         8,650         $ 98,568(9)
Michael E. Wiley........ 1997 $497,692 $450,000   $ 18,723          (11)         $ 81,750(7)
 Former President and    1996 $380,000 $290,000   $  9,335        76,500         $ 62,027(8)
 Chief Executive         1995 $365,000 $314,000   $  7,700        62,300         $ 62,579(9)
 Officer(3)

--------
(1) Mr. Gobe's compensation for the years 1995, 1996 and the first five months of 1997 was paid to him by ARCO for services rendered to ARCO. Compensation for the remaining seven months of 1997 (which includes $145,477 in salary paid by Vastar for 1997) and Mr. Gobe's 1997 bonus was paid to him by Vastar for services rendered to Vastar. Mr. Gobe was elected to the position of Senior Vice President, effective May 26, 1997. The stock options listed in column (g) for Mr. Gobe for the year 1997 include 5,000 shares granted on May 27, 1997, in connection with Mr. Gobe's employment.
(2) Mr. Strode's compensation for the years 1995, 1996 and the first seven weeks of 1997 was paid to him by ARCO for services rendered to ARCO. Compensation for the remaining weeks of 1997 (which includes $185,769 in salary paid by Vastar for 1997) and Mr. Strode's 1997 bonus was paid to him by Vastar for services rendered to Vastar. Mr. Strode was elected to the position of Vice President, Exploration and Land, effective
    February 17, 1997. The stock options listed in column (g) for Mr. Strode for the year 1997 include 16,500 shares granted on March 6, 1997, in connection with Mr. Strode's employment.
(3) Mr. Wiley's compensation for the years 1995, 1996 and the first three months of 1997 (which includes $113,077 in salary paid by Vastar for 1997) was paid to him by Vastar for services rendered to Vastar. Compensation paid to him for the remaining nine months of 1997 and his 1997 bonus was paid to him by ARCO for services rendered to ARCO. Mr. Wiley continues to serve in the capacity of Chairman of the Board of Vastar, but receives no compensation from Vastar in connection with such position.
(4) Except as otherwise noted for Messrs. Gobe, Strode and Wiley in the footnotes above, the cash bonuses for 1995, 1996 and 1997 performance were paid under the Vastar Annual Incentive Plan and were approved by Vastar's Compensation Committee in March 1996, 1997 and 1998, respectively.

(5) Includes (i) tax gross-ups in respect of financial counseling reimbursements, foreign service and certain relocation expense reimbursements and certain items reported as imputed income, (ii) certain other amounts reimbursed for the payment of taxes and (iii) the amount of incremental interest accrued under the Company's Executive Deferral Plan that exceeds 120% of a specified Internal Revenue Service rate.

(6) Represents Vastar Options granted under Vastar's Executive Long-Term Incentive Plan.

(7) Except for Messrs. Gobe, Strode and Wiley whose amounts listed below were paid under substantially similar ARCO compensation plans and programs during the period described in the footnotes above, includes 1997 contributions to Vastar's Executive Supplementary Savings Plan, incremental premiums for Vastar's Executive Medical Plan, Vastar's financial counseling reimbursements, imputed income in respect of Vastar's Long-Term Disability Plan, certain amounts in respect of Vastar's Executive Life Insurance Plan, executive foreign service and relocation expenses and miscellaneous moving expenses as follows:

                                 MR.      MR.     MR.     MR.     MR.     MR.
                               DAVIDSON SHAPIRO  GOBE   STRODE   HOPPE   WILEY
                               -------- ------- ------- ------- ------- -------
   Executive Supplementary
    Savings Plan.............. $26,314  $21,149 $18,550 $17,161 $16,572 $39,815
   Incremental Executive
    Medical Plan premiums..... $ 8,554  $ 8,554 $ 8,918 $ 8,909 $ 8,554 $ 4,496
   Financial counseling
    reimbursements............ $   500  $11,150 $ 8,400 $ 3,250 $ 9,040 $12,400
   Long-Term Disability Plan
    imputed income............ $ 3,841  $ 2,803 $ 1,473 $ 1,145 $ 1,643 $ 8,444
   Executive Life Insurance
    Plan...................... $11,801  $10,354 $ 4,232 $ 2,652 $ 6,711 $16,595
   Executive foreign service
    and relocation expenses... $    --  $    -- $    -- $63,956 $    -- $    --
   Miscellaneous moving
    expenses.................. $    --  $    -- $66,021 $    -- $    -- $    --

(8) Except for Messrs. Gobe and Strode whose amounts listed below were paid under substantially similar ARCO compensation plans and programs during the period described in the footnotes above, includes 1996 contributions to Vastar's Executive Supplementary Savings Plan, incremental premiums for Vastar's Executive Medical Plan, Vastar's financial counseling reimbursements, imputed income in respect of Vastar's Long-Term Disability Plan, certain amounts in respect of Vastar's Executive Life Insurance Plan and executive foreign service and relocation expenses as follows:

                                MR.      MR.     MR.     MR.      MR.     MR.
                              DAVIDSON SHAPIRO  GOBE    STRODE   HOPPE   WILEY
                              -------- ------- ------- -------- ------- -------
   Executive Supplementary
    Savings Plan............. $20,160  $19,460 $16,196 $ 14,826 $14,865 $30,400
   Incremental Executive
    Medical Plan premiums.... $ 8,554  $ 8,554 $ 9,907 $  9,907 $ 8,554 $ 8,554
   Financial counseling
    reimbursements........... $ 2,300  $    -- $   750 $  5,400 $ 1,950 $    --
   Long-Term Disability Plan
    imputed income........... $ 2,716  $ 2,314 $ 1,149 $  1,029 $ 1,291 $ 8,444
   Executive Life Insurance
    Plan..................... $ 9,153  $ 8,836 $ 3,300 $  1,797 $ 5,599 $14,629
   Executive foreign service
    and relocation expenses.. $    --  $    -- $    -- $168,216 $    -- $    --

(9) Except for Messrs. Gobe and Strode whose amounts listed below were paid under substantially similar ARCO compensation plans and programs during the period described in the footnotes above, includes 1995 contributions to Vastar's Executive Supplementary Savings Plan, incremental premiums for Vastar's Executive Medical Plan, Vastar's financial counseling reimbursements, imputed income in respect of Vastar's Long-Term Disability Plan, certain amounts in respect of Vastar's Executive Life Insurance Plan, executive foreign service and relocation expenses and miscellaneous moving expenses as follows:

                                MR.      MR.      MR.     MR.     MR.     MR.
                              DAVIDSON SHAPIRO   GOBE   STRODE   HOPPE   WILEY
                              -------- -------- ------- ------- ------- --------
   Executive Supplementary
    Savings Plan............  $20,160  $ 19,460 $15,741 $15,386 $14,865 $ 29,200
   Incremental Executive
    Medical Plan premiums...  $ 8,554  $  8,554 $ 8,554 $ 4,277 $ 8,554 $  8,554
   Financial counseling
    reimbursements..........  $    --  $  9,000 $ 2,500 $    -- $    -- $  5,700
   Long-Term Disability Plan
    imputed income..........  $ 2,333  $  2,094 $ 1,039 $   980 $ 1,157 $  8,161
   Executive Life Insurance
    Plan....................  $ 7,326  $  7,043 $ 2,274 $   894 $ 4,220 $ 10,964
   Executive foreign service
    and relocation expenses.  $    --  $119,098 $    -- $    -- $    -- $     --
   Miscellaneous moving
    expenses................  $    --  $ 39,741 $45,612 $    -- $69,772 $     --

(10) Does not reflect a net refund of $39,716 and $18,856 for taxes paid by the Company on behalf of Mr. Shapiro in prior years and refunded to the Company in the years 1995 and 1996, respectively.

(11) While in the employ of ARCO, Mr. Gobe received from ARCO 2,942, 4,012 and 3,794 ARCO stock options for the years 1995, 1996 and 1997, respectively. Mr. Gobe also accrued dividend share credits of 381, 542 and 522 with respect to such ARCO stock options for the years 1995, 1996 and 1997, respectively. While in the employ of ARCO, Mr. Strode received from ARCO 900 and 3,698 ARCO stock options for the years 1995 and 1996, respectively. Mr. Strode also accrued dividend share credits of 127, 260 and 272 with respect to such ARCO stock options for the years 1995, 1996 and 1997, respectively. While in the employ of ARCO, Mr. Wiley received from ARCO during 1997 85,698 ARCO stock options for 1997. There are no dividend share credits associated with Mr. Wiley's options. In connection with his election to Executive Vice President of ARCO on March 31, 1997, Mr. Wiley also received from ARCO 2,366 shares of one-year contingent restricted ARCO stock (1997 performance period), 2,366 shares of two-year contingent restricted ARCO stock (1997-1998 performance period) and 7,100 shares of three-year contingent restricted ARCO stock (1997-1999 performance period). The one-year contingent restricted stock was converted to 4,732 shares of Performance-Based Restricted Stock ("PBRS") on February 23, 1998 on a 2-for-1 basis since ARCO achieved the pre-established performance criteria of ranking third in total shareholder return versus its comparison group. This PBRS award has a value of $350,168 based on its fair market value on the date of issuance of $74.00 per share. Restrictions generally lapse two years after issuance.

                       VASTAR OPTION GRANTS FOR 1997(1)

                              INDIVIDUAL GRANTS                                POTENTIAL REALIZABLE
------------------------------------------------------------------------------   VALUE AT ASSUMED
                         NUMBER OF                                             ANNUAL RATES OF STOCK
                         SECURITIES   PERCENT OF TOTAL  EXERCISE                PRICE APPRECIATION
                         UNDERLYING  OPTIONS GRANTED TO OR BASE                 FOR OPTION TERM(5)
                          OPTIONS     VASTAR EMPLOYEES   PRICE    EXPIRATION   ---------------------
          NAME           GRANTED(#)       FOR 1997       ($/SH)      DATE          5%        10%
------------------------ ----------  ------------------ -------- ------------- ---------- ----------
          (A)               (B)             (C)           (D)         (E)         (F)        (G)
Mr. Davidson............   51,000(2)       11.32%       $39.125  March 5, 2008 $1,254,906 $3,180,105
Mr. Shapiro.............   18,000(2)        4.00%       $39.125  March 5, 2008 $  442,908 $1,122,390
Mr. Gobe................   18,000(2)        4.00%       $39.125  March 5, 2008 $  442,908 $1,122,390
                            5,000(3)        1.11%       $34.750  May 27, 2007  $  109,270 $  276,915
Mr. Strode..............   18,000(2)        4.00%       $39.125  March 5, 2008 $  442,908 $1,122,390
                           16,500(4)        3.66%       $29.688  March 6, 2007 $  308,072 $  780,698
Mr. Hoppe...............    9,000(2)        2.00%       $39.125  March 5, 2008 $  221,454 $  561,195
Stock Price
3/6/97 Grant(6).........                                                       $   48.359 $   77.003
5/27/97 Grant(6)........                                                       $   56.604 $   90.133
3/5/98 Grant(6).........                                                       $   63.731 $  101.480

--------
(1) All of the options reported on this table are ten-year options which are accompanied by certain tax withholding rights and may be canceled upon an optionee's termination of employment under certain specified circumstances. Under the Vastar Resources, Inc. Executive Long-Term Incentive Plan (the "1994 LTIP") currently in effect, the Compensation Subcommittee has the right, in its sole discretion, to accelerate exercisability of these options upon a change of control of the Company and in certain other circumstances.

(2) Represents stock options granted pursuant to the 1994 LTIP on March 5, 1998. Such options become exercisable in 25 percent annual increments beginning on March 5, 1999.

(3) Represents stock options granted pursuant to the 1994 LTIP on May 27, 1997, in connection with Mr. Gobe's employment with the Company. Such options become exercisable in 25 percent annual increments beginning on May 27, 1998.

(4) Represents stock options granted pursuant to the LTIP on March 6, 1997, in connection with Mr. Strode's employment with the Company. Such options became exercisable in 25 percent annual increments beginning on March 6, 1998.

(5) These columns present hypothetical future value of Vastar Common Stock obtainable upon exercise of the stock options net of the option's exercise price, assuming that the market price of Vastar Common Stock appreciates at a five and ten percent compound annual rate over the ten-year term of the options. The five and ten percent rates of stock price appreciation are presented as examples pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission") and do not necessarily reflect management's assessment of Vastar's future stock price performance. The potential realizable values presented are not intended to indicate the value of the stock options.

(6) Based on the market price of Vastar Common Stock on the March 6, 1997, May 27, 1997, and March 5, 1998, grant dates, which were $29.688, $34.750 and
    $39.125 per share, respectively.

                  AGGREGATED VASTAR STOCK OPTION EXERCISES IN
                        1997 AND YEAR-END OPTION VALUES
                           (AS OF DECEMBER 31, 1997)

                                                                       VALUE OF IN-THE-MONEY
                          SHARES             NUMBER OF UNEXERCISED      UNEXERCISED OPTIONS
                         ACQUIRED             OPTIONS AT YEAR-END         AT YEAR-END (1)
                            ON     VALUE   ------------------------- -------------------------
                         EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          NAME              (#)     ($)        (#)          (#)          ($)          ($)
          ----           -------- -------- ----------- ------------- ----------- -------------
          (A)              (B)      (C)               (D)                       (E)
Mr. Davidson............       0  $      0   100,489    66,834        $  807,233   $  394,987
Mr. Shapiro.............  13,000  $312,000   129,746    65,138        $  990,805   $  366,105
Mr. Gobe................       0  $      0         0     5,000        $        0   $    5,000
Mr. Strode..............       0  $      0         0    16,500        $        0   $  100,023
Mr. Hoppe...............       0  $      0    31,306    27,052        $  191,726   $  157,400
Mr. Wiley...............  16,700  $427,336   188,064   187,339        $1,279,434   $1,176,052

--------
(1) The fair market value of Vastar Common Stock on December 31, 1997, was $35.75 per share.

                     ESTIMATED VASTAR RETIREMENT BENEFITS

  The following table shows estimated annual pension benefits payable to officers and other key employees of the Company assuming retirement from Vastar on January 1, 1998, at age 65 under the provisions of the Vastar Resources, Inc. Retirement Plan II and the Supplementary Executive Retirement Plan (collectively, the "Vastar Retirement Plan") currently in effect.

                              PENSION PLAN TABLE

                           APPROXIMATE ANNUAL BENEFIT
                 FOR YEARS OF MEMBERSHIP SERVICE INDICATED(2)(3)
                 -----------------------------------------------
RENUMERATION(1)                     15 YEARS 20 YEARS 25 YEARS 30 YEARS 35 YEARS
---------------                     -------- -------- -------- -------- --------
$1,000,000......................... $229,812 $306,416 $383,020 $459,624 $536,228
   900,000.........................  206,712  275,616  344,520  413,424  482,328
   800,000.........................  183,612  244,816  306,020  367,224  428,428
   700,000.........................  160,512  214,016  267,520  321,024  374,528
   600,000.........................  137,412  183,216  229,020  274,824  320,628
   500,000.........................  114,312  152,416  190,520  228,624  266,728
   400,000.........................   91,212  121,616  152,020  182,424  212,828
   300,000.........................   68,112   90,816  113,520  136,224  158,928
   200,000.........................   45,012   60,016   75,020   90,024  105,028
   100,000.........................   21,912   29,216   36,520   43,824   51,128

--------
(1) The covered compensation for which retirement benefits are computed is the average of the participant's highest three consecutive years of base salary plus Annual Incentive Plan awards. Base salary and Annual Incentive Plan awards are set forth in columns (c) and (d) of the Summary Compensation Table.
(2) The amounts shown in the above table are based upon certain assumptions, including retirement of the employee on January 1, 1998, and payment of the benefit under the basic form of allowance provided under the Vastar Retirement Plan (payment for the life of the employee only, with a guaranteed minimum payment period of 60 months). The amounts will change if the payment is made under any other form of allowance permitted by the Vastar Retirement Plan, or if an employee's retirement occurs after January 1, 1998, because the Social Security integration level of such employee (one of the factors used in computing the annual retirement benefits) may change during the employee's subsequent years of membership service. The benefits shown are not subject to deduction for Social Security benefits or other offset amounts.
(3) As of December 31, 1997, the credited years of service under the Vastar Retirement Plan for the Named Executive Officers were: Mr. Davidson, 25 years, 7 months; Mr. Shapiro, 20 years, 6 months; Mr. Gobe, 8 months; Mr. Strode, 11 months; Mr. Hoppe, 21 years, 4 months; and Mr. Wiley, 24 years, 10 months.

                               PERFORMANCE GRAPH

      COMPARISON OF CUMULATIVE TOTAL RETURN SINCE INITIAL PUBLIC OFFERING

  The performance graph below compares, since June 27, 1994, the date of Vastar's Initial Public Offering ("IPO"), the cumulative total stockholder return of the Company with the cumulative total return of the S&P 500 Stock Index and a 1998 Peer Group and 1997 Peer Group of independent oil and gas companies selected by Vastar(1)(2).


                             [Graph appears here]

          YEAR           JUN 27, 1994 JUN 1994 DEC 1994 JUN 1995 DEC 1995 JUN 1996 DEC 1996 JUN 1997 DEC 1997
          ----           ------------ -------- -------- -------- -------- -------- -------- -------- --------
Vastar..................    $100.0     $104.9   $ 89.1   $111.2   $114.9   $135.8   $138.7   $128.6   $131.6
S&P 500.................    $100.0     $ 99.3   $102.7   $121.8   $137.7   $149.9   $167.1   $201.5   $222.9
1997 Peer Group.........    $100.0     $ 98.4   $ 81.8   $ 90.0   $100.3   $116.4   $127.4   $113.1   $118.6
1998 Peer Group.........    $100.0     $ 98.5   $ 81.1   $ 89.1   $ 99.0   $110.9   $125.0   $107.7   $110.9

(1) As a result of certain mergers, acquisitions and dispositions occurring in 1997, the Company has determined to adjust the membership of its Peer Group for 1998. The new Peer Group (herein sometimes referred to in this Proxy Statement as the "1998 Peer Group") is composed of the following companies: Anadarko Petroleum Corporation, Apache Corporation, Burlington Resources, Inc. (merged with The Louisiana Land and Exploration Company in
    1997), Enron Oil & Gas Company, Noble Affiliates, Inc., Oryx Energy Company, Pioneer Natural Resources Company (the name of the Company resulting from the merger of Parker & Parsley Petroleum Company and Mesa, Inc. in 1997) and Union Pacific Resources Group, Inc. Santa Fe Energy Resources, Inc. disposed of a significant portion of its assets in 1997 and as a result Vastar determined to exclude such company from its Peer Group after December 31, 1997.

(2) Prior to January 1, 1998, the Company's Peer Group (sometimes referred to in this Proxy Statement as the "1997 Peer Group") was composed of the following companies: Anadarko Petroleum Corporation, Apache Corporation, Burlington Resources, Inc., Enron Oil & Gas Company, The Louisiana Land and Exploration Company, Noble Affiliates, Inc., Parker & Parsley Petroleum Company and Santa Fe Energy Resources, Inc.

(3) Assumes initial investment of $100 and reinvestment of all dividends. The 1997 Peer Group and the 1998 Peer Group are weighted for market capitalization as of the beginning of each six months for which information is provided above.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's compensation programs are administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"), composed of Mr. Wiley, Chair, and Messrs. Dallas, LeVine and Schulte, none of whom are officers/1/ or employees of Vastar currently, and the Compensation Subcommittee, composed of Mr. LeVine, Chair, and Mr. Schulte, who are neither officers nor employees of ARCO or Vastar. Mr. Wiley was President and Chief Executive Officer of the Company until March 31, 1997. The Compensation Committee is responsible for administering the Annual Incentive Plan ("AIP") and for reviewing and approving other forms of executive compensation and benefits, while the Compensation Subcommittee is responsible for administering Vastar's Executive Long-Term Incentive Plan (the "1994 LTIP").

COMPENSATION PHILOSOPHY

  Vastar's executive compensation philosophy is to provide competitive levels of compensation in order to attract, motivate and retain talented executives. The program is also intended to align the interests and individual performance of the Company's executive officers with the interests of the Company's stockholders by linking a significant portion of each executive officer's compensation directly to the Company's performance.

  The Compensation Committee reviewed the compensation practices and financial and operational performance of a selected number of publicly traded companies, primarily in the oil and gas industry (the "Market Comparison Companies") that the Compensation Committee believes are comparable to Vastar for compensation benchmarking. Depending on the available data and the particular analysis, this Market Comparison Group included some or all of the companies in the 1997 and 1998 Peer Groups identified in the Performance Graph on page 11 of this Proxy Statement. The 1997 Peer Group was used by the Compensation Committee in calculating certain of the formula components of the AIP for 1997. As a result of certain mergers, acquisitions and dispositions within the 1997 Peer Group which occurred in 1997, the Compensation Committee adjusted this peer group and created the 1998 Peer Group. The Compensation Committee intends to use the 1998 Peer Group for calculating the formula component of the 1998 AIP awards and other compensation decisions made hereafter in 1998, but will also continue to use the larger group of Market Comparison Companies for certain benchmarking analyses.

  After consideration of the Company's performance relative to the Market Comparison Companies and the 1997 and 1998 Peer Groups, as applicable, individual performance and the factors described below, the Compensation Committee (or the Compensation Subcommittee, as appropriate) determined appropriate base pay levels for 1998 and AIP award and 1994 LTIP award levels for the Company's executive officers for 1997 performance.

COMPONENTS OF EXECUTIVE COMPENSATION

 Base Salaries

  Base salaries are targeted slightly above the median of the Market Comparison Companies and are set at levels considered appropriate in light of the scope of responsibilities of each executive officer's position. Base salaries are reviewed each year and are generally adjusted relative to the executive officer's responsibilities, individual performance and competitive salaries for similar positions within Market Comparison Companies.
--------
/1/Mr. Wiley, as Chairman of the Board of the Company, is an ex officio officer of the Company under its Bylaws. Mr. Wiley receives no compensation from the Company and is not eligible to participate in any Company benefit plan as a result of his serving as Chairman of the Board, but does participate in certain Vastar benefit plans as a former officer and employee of the Company.

 Annual Incentive Plan Awards

  Vastar's AIP is intended to motivate and reward key employees based on Company and individual performance. Under the plan, award opportunities vary by individual position and are initially set as a percentage of base salary. The specific target percentage for an executive officer is determined using median bonus award levels for similar positions at Market Comparison Companies. However, the amount a particular executive may ultimately earn is dependent on the Company's performance relative to the 1997 Peer Group and Market Comparison Companies, the individual's position and responsibilities relative to similar positions at 1997 Peer Group companies and Market Comparison Companies and individual performance. In determining awards under the AIP, the Compensation Committee utilizes two components, weighted equally: a quantitative formula of four financial and operational measures of the Company's performance; and a discretionary component which includes the consideration of certain other performance criteria and the overall performance of the Company. The formula component is comprised of four equally weighted measures of Company performance: the Company's operating costs and the ratio of discretionary cash flow to net revenue, both measured on a relative basis to the 1997 Peer Group; and the Company's reserve replacement ratio and reserve replacement cost averages over a three-year period compared to internally developed targets. The Compensation Committee set threshold, target and stretch performance criteria for each measure. Under the formula component, the Company's 1997 performance met or exceeded the stretch performance criteria established by the Compensation Committee in January of 1997 for the operating cost and discretionary cash flow to net revenue measures, target performance criteria for the reserve replacement ratio measure and threshold performance criteria for the reserve replacement costs measure. The discretionary component is comprised of other performance criteria, including the Company's total shareholder return relative to the 1997 Peer Group, the results of the Company's cost management efforts, successful completion of a strategic marketing alliance forming Southern Company Energy Marketing L.P., the Company's overall performance relative to the 1997 Peer Group and other standardized measures of oil and gas company performance, such as cash flow, net income, oil and gas production, exploration performance and acquisition activity. As to the discretionary component, the Compensation Committee did not apply any relative weight to such factors or use any specific quantitative formula in arriving at its decisions.

 Executive Long-Term Incentive Plan Awards

  Vastar's 1994 LTIP provides for the award of stock options which the Compensation Subcommittee believes focuses the efforts of the Company's executive officers on long-term growth in the Company's value. Stock options align the interests of executive officers and stockholders by providing value to the executive officers through stock price appreciation. The Compensation Subcommittee makes its final decisions on stock option awards during the first quarter of each year. The grants made on March 5, 1998, were determined after consideration of the Company's performance relative to the Market Comparison Companies, the 1997 Peer Group and the 1998 Peer Group, the executive officer's position and responsibilities relative to similar positions within the Company and at such other companies, and individual performance. The Compensation Subcommittee did not apply any relative weight to Company performance factors or any specific quantitative formulas in arriving at its award decisions for 1997 under the 1994 LTIP. However, the Compensation Subcommittee did consider the individual's total compensation relative to similar positions at Market Comparison Companies and made adjustments to reward individuals, consistent with the Company's compensation philosophy of targeting total executive compensation above the median of the Market Comparison Companies, for above average performance.

  An outside compensation consultant reviewed the determinations of the Compensation Committee and Compensation Subcommittee, as appropriate, with respect to base pay levels for 1998 and AIP and 1994 LTIP awards for 1997 performance. The review included an assessment of Vastar's compensation levels and Company performance relative to the 1997 Peer Group, the 1998 Peer Group and Market Comparison Companies. The consultant concluded that Vastar's executive compensation program was consistent with the Company's philosophy of providing compensation opportunities above the median provided by such companies for above average performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

  Charles D. Davidson was the Company's Chief Executive Officer for most of 1997./1/ In determining Mr. Davidson's 1997 compensation, the Compensation Committee or Compensation Subcommittee, as appropriate, applied the methodology for determining AIP, 1994 LTIP and base salary previously described. In exercising their discretion with respect to AIP and 1994 LTIP awards, the Compensation Committee and the Compensation Subcommittee, as appropriate, recognized several substantial accomplishments in 1997. These accomplishments included the replacement of oil and gas reserves equal to 154 percent of Vastar's 1997 production, increased cash flow and net income, an enhanced deepwater exploration program, successful completion of a strategic marketing alliance forming Southern Company Energy Marketing L.P. and a successful acquisitions program. The Compensation Committee and Compensation Subcommittee recognized that reserve replacement costs were up in 1997, due primarily to the Company's up-front investments required to establish a presence in the deepwater Gulf of Mexico, as well as substantially higher cost of drilling rigs and related services. The Compensation Committee and Compensation Subcommittee also noted in their deliberations that Vastar's total shareholder return performance was -5 percent for 1997. The oil and gas sector of the market appeared to move in a generally negative direction overall in 1997 which the Compensation Committee believes was caused by falling commodities prices. However, due to weaker total shareholder return performance of the 1997 Peer Group, the Company placed third among this group for 1997 and second among this group since Vastar's initial public offering.

  Based on this analysis, on March 5, 1998, the Compensation Committee or Compensation Subcommittee, as appropriate, implemented the following compensation program for Mr. Davidson:

  . Davidson's base salary of $380,000 was not adjusted. Due to his increased responsibilities, his base salary was increased by approximately 20 percent in March 1997 and again by approximately 15 percent in December 1997. Mr. Davidson's salary is below the median for Chief Executive Officers at Market Comparison Companies.

  . An AIP award of $282,000 was approved for Mr. Davidson's 1997 performance. This award is higher than his award in 1996 and reflects increased responsibilities assumed in 1997 and the Company's performance and accomplishments in 1997 described above, but also takes into consideration that certain year-to-year performance was below target expectations. This places the AIP award below the median for Chief Executive Officers at Market Comparison Companies.

  . A 1994 LTIP award was approved which was targeted at a level that positions Mr. Davidson's total compensation for 1997 at slightly above the 50th percentile for similar positions at Market

--------
/1/Michael E. Wiley resigned from, and Mr. Davidson assumed, the positions of President and Chief Executive Officer, effective March 31, 1997. Mr. Wiley received base pay of $113,077 for his service to the Company as President and Chief Executive Officer during the first three months of 1997. His rate of pay was set by the Compensation Committee in December 1996 and was reported on in the 1997 Compensation Committee Report contained in the Company's 1997 Proxy Statement. In recognition of his past service to the Company and based upon the belief that Mr. Wiley's performance as Chairman of the Board would benefit from a continued alignment of his financial interest with those of the Company's stockholders, the Compensation Subcommittee determined, pursuant to the provisions of the 1994 LTIP and his Conversion Option Agreement, that the stock options previously granted to him by the Company would not be canceled as a result of his termination of employment. Mr. Wiley did not receive an AIP or 1994 LTIP award for his 1997 performance.

   Comparison Companies. Mr. Davidson was awarded 51,000 stock options. These options will reward Mr. Davidson for his achievement of the Company's 1997 goals and represent an increased portion of his total compensation placed at risk with the aim of focusing additional attention on improved total shareholder return performance. It is the intent of the Compensation Committee to increase Mr. Davidson's total compensation over time such that his total compensation will approximate the 75th percentile of the Market Comparison Companies in years when the Company achieves exceptional performance as compared to the Market Comparison Companies.

  The Compensation Committee and Compensation Subcommittee, as appropriate, oversees the compensation program for Vastar's other Named Executive Officers. Base salaries were increased slightly for certain of the Named Executive Officers to reflect changing market conditions and/or increased responsibility as is consistent with the Company's compensation philosophy. AIP and 1994 LTIP awards were targeted such that total compensation for such Named Executive Officers averaged near the 70th percentile of the Market Comparison Companies.

DEDUCTIBLE COMPENSATION LIMITATION

  Under Section 162(m) of the Internal Revenue Code, public companies are precluded from receiving a tax deduction on compensation paid to their Chief Executive Officer and four highest compensated officers (other than the Chief Executive Officer) in excess of one million dollars, unless the compensation meets certain requirements. Vastar's stock option awards under the 1994 LTIP comply with the provisions of Section 162(m), allowing the Company to deduct compensation paid to such persons pursuant to such awards. Although performance-based, Vastar's AIP is not currently structured to meet the specific requirements of Section 162(m). Note that Proposal 2 in this Proxy Statement relates to approval by the Company's stockholders of the Amended and Restated Executive Long-Term Incentive Plan so that, among other things, future stock option awards will continue to comply with the requirements of
Section 162(m) and the Company will continue to be allowed to deduct compensation paid to the above-described officers pursuant to such awards. The Compensation Committee supports this proposal and urges you to vote for Proposal 2.

Michael E. Wiley, Chair
Terry G. Dallas
Robert C. LeVine
William D. Schulte

                              BOARD OF DIRECTORS

DIRECTORS' MEETINGS

  An annual meeting of the Board of Directors will be held each year in conjunction with the annual meeting of the stockholders for the purposes of organization, election or appointment of officers and the transaction of other business. Regular meetings of the Board are held at such pre-determined times as the Board may specify. Special meetings may be called by the Chairman of the Board, the President or a majority of the directors in office. The Company's Bylaws permit action to be taken without a meeting if all members of the Board consent to such action in writing. The Board of Directors held seven meetings in 1997.

EXECUTIVE COMMITTEE

  Except as prohibited by Delaware law, the Executive Committee has and may exercise all the authority of the Board of Directors in the management of the business of the Company in the interim between meetings of the Board of Directors. The Executive Committee held five meetings in 1997.

  The Executive Committee presently consists of Mr. Wiley, Chair, Mrs. Knowles and Messrs. Davidson, Shapiro and Wade.

AUDIT COMMITTEE

  The objectives of the Audit Committee are to (i) assist the Board of Directors in fulfilling its fiduciary responsibilities relating to the Company's financial reporting standards and practices, (ii) determine the adequacy of, and promote the Company's continued emphasis on, managerial and financial control systems, (iii) maintain open, continuing and direct communication between the Board of Directors and both the Company's independent public accountants and its internal auditors and (iv) initiate any special investigations as may be warranted. The Audit Committee also reviews at least once a year the terms of all material agreements between the Company and ARCO (including their respective subsidiaries and affiliates) to assure that such agreements and the transactions provided for therein, taken as a whole, are fair to the Company and its stockholders. The independent accountants and the internal auditors have full and free access to the Audit Committee and meet with it, with and without management being present, to discuss all appropriate matters. No member of the Audit Committee is an officer or employee of the Company or of ARCO (including their respective subsidiaries and affiliates). The Audit Committee held three meetings in 1997.

  The Audit Committee presently consists of Mr. Schulte, Chair, and Messrs. Callison and LeVine.

COMPENSATION COMMITTEE AND COMPENSATION SUBCOMMITTEE

  The Compensation Committee of the Board of Directors reviews and approves employee compensation plans and such other benefits as it deems advisable and when appropriate makes recommendations to the Board as to management succession plans. The Compensation Subcommittee administers the Company's 1994 LTIP. No member of the Compensation Committee is currently an employee of the Company. No member of the Compensation Subcommittee is an employee of the Company or ARCO. No member of either committee is eligible to participate in any benefit plan of the Company that is administered by the Compensation Committee or the Compensation Subcommittee, except that Mr. Wiley holds 375,403 stock options granted to him under the 1994 LTIP while he was an officer and employee of the Company and participates in certain other Vastar benefit plans as a former officer and employee of the Company. Mr. Wiley resigned from the positions of President and Chief Executive Officer and terminated his employment with the Company, effective March 31, 1997. See "Compensation Committee Interlocks and Insider Participation."

Members of the Compensation Committee and the Compensation Subcommittee who are Outside Directors (as hereafter defined) participate in the Company's Retirement Plan for Outside Directors, Stock Option Plan for Outside Directors and Deferral Plan for Outside Directors. See "Board of Directors -- Compensation of Directors." The Compensation Committee held four meetings in 1997. The Compensation Subcommittee held two meetings in 1997.

  The Compensation Committee presently consists of Mr. Wiley, Chair, and Messrs. Dallas, LeVine and Schulte. The Compensation Subcommittee consists of Mr. LeVine, Chair, and Mr. Schulte.

ENVIRONMENT, HEALTH AND SAFETY COMMITTEE

  The Environment, Health and Safety Committee reviews and assesses the Company's policies, procedures and practices relating to (i) the protection of the environment and the health and safety of employees, customers, contractors and the public, (ii) compliance with applicable laws and regulations and (iii) development of Company environmental, health and safety goals and objectives, and when appropriate makes recommendations to the Board as to such policies, procedures and practices. The Environment, Health and Safety Committee held three meetings in 1997.

  The Environment, Health and Safety Committee presently consists of Mr. Callison, Chair, and Messrs. Davidson and Wade.

FINANCE COMMITTEE

  The function and responsibility of the Finance Committee is to review and make recommendations to the Board as to proposals for issuance of securities by the Company to the public and all commercial borrowings (other than project financings), the Company's capital structure and dividend policy, and other projects, proposals and activities submitted from time to time to the Finance Committee by the Board of Directors. The Finance Committee held two meetings in 1997.

  The Finance Committee presently consists of Mrs. Knowles, Chair, and Messrs. Dallas and Shapiro.

NOMINATING COMMITTEE

  The Nominating Committee of the Board of Directors considers and makes recommendations to the Board as to the number of directors constituting the entire Board, the names of persons whom it concludes should be considered for Board membership and the selection, tenure and retirement of directors. The Nominating Committee will consider nominees recommended by stockholders. Such recommendations should be submitted to the Secretary of the Company. The Nominating Committee held two meetings in 1997.

  The Nominating Committee presently consists of Mr. Wiley, Chair, and Messrs. Davidson, LeVine and Shapiro.

COMPENSATION OF DIRECTORS

 Directors' Fees

  Directors who are employees of the Company or of ARCO are not paid any fees or additional compensation for service as members of the Board or any committee thereof. Directors who are not employees of the Company or of ARCO or their respective subsidiaries ("Outside Directors") receive an annual retainer of $25,000, plus $1,000 for each Board or committee meeting attended, and are reimbursed for travel and other related expenses incurred in attending such meetings. In addition, each Outside Director who serves as Chair of any of the above-described committees or subcommittees of the Board of Directors receives an additional $5,000 per year for such service. Outside Directors are not eligible to participate in the Company's stock option or other benefit plan programs, but may participate in the plans described below. The plans described below are administered by committees composed of persons selected by the Board of Directors who are not members of the Board of Directors.

 Stock Option Plan for Outside Directors

  The Vastar Stock Option Plan for Outside Directors provides that each newly elected Outside Director will be granted ten-year nonqualified stock options to purchase 5,000 shares of Common Stock at an exercise price per share equal to Vastar's $28.00 initial public offering price for its Common Stock for directors elected prior to the consummation of the Company's initial public offering which was completed in July 1994, or equal to the fair market value of Common Stock on the date of grant for directors elected thereafter. The total number of shares of Common Stock which can be issued under the Stock Option Plan for Outside Directors is 75,000. No stock options may be granted under the plan after December 31, 2004.

 Deferral Plan for Outside Directors

  The Deferral Plan for Outside Directors permits Outside Directors to defer up to 100 percent of their annual retainer and Board meeting fees and any committee chair and committee meeting fees to which they are entitled. Interest accrued in 1997 on deferrals made under the plan totaled $12,132 for Mr. LeVine and $8,619 for Mr. Callison. Mr. Schulte did not maintain a deferral account under the plan during 1997.

 Retirement Plan for Outside Directors

  Under the Retirement Plan for Outside Directors, Outside Directors who have completed 36 months of service as a member of the Board are eligible to receive a retirement benefit upon attainment of age 65 or retirement from the Board of Directors, whichever is later. The normal form of retirement benefit is a monthly allowance equal to the monthly equivalent of the Outside Director's annual retainer. The retirement benefit may be received for a "payment period" equal to the number of months an eligible director serves on the Board, except that Outside Directors who have completed 180 months of service on the Board are entitled to a lifetime benefit. Death benefits equal to 50 percent of the Outside Director's accrued benefit (with a maximum of 180 months) are payable to the Outside Director's designated beneficiary.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company has entered into a number of agreements and has various other relationships with ARCO. ARCO owns 80,000,001 shares or approximately 82.2 percent of the Company's Common Stock. See "Transactions Between the Company and ARCO" for a description of the agreements. Mr. Wiley, the Chairman of the Company's Board of Directors, is a Director and an Executive Vice President of ARCO. Mrs. Knowles, a Director of the Company, is a Director and an Executive Vice President and the Chief Financial Officer of ARCO. Mr. Wade, a Director of the Company, is a Director and the President of ARCO. Mrs. Knowles and Messrs. Wade and Wiley recently announced that they were not standing for re-election to the ARCO Board of Directors and thus will not be Directors of ARCO after ARCO's May 4, 1998, Annual Stockholders Meeting. Mr. Dallas, a Director of the Company, is a Senior Vice President and the Treasurer of ARCO.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee presently consists of Mr. Wiley, Chair, and Messrs. Dallas, LeVine and Schulte. The Compensation Subcommittee consists of Mr. LeVine, Chair, and Mr. Schulte. Except for Mr. Wiley, none of such persons are or were during 1997 officers or employees of the Company or any of its subsidiaries. Mr. Wiley was President and Chief Executive Officer of the Company until March 31, 1997, and is currently a Director and an Executive Vice President of ARCO. In addition, Mr. Wiley, as Chairman of the Board of the Company, is an ex officio officer of the Company under its Bylaws. Mr. Wiley receives no compensation from the Company and is not eligible to participate in any Company benefit plan as a result of his serving as Chairman of the Board, but does participate in certain Vastar benefit plans as a former officer and employee of the Company. Mr. Dallas is a Senior Vice President and the Treasurer of ARCO. Mrs. Knowles, who served as Chair of the Compensation Committee until May 21, 1997, is a Director and an Executive Vice President and the Chief Financial Officer of ARCO.

TRANSACTIONS BETWEEN THE COMPANY AND ARCO

  In October 1993, ARCO transferred to the Company (then ARCO's wholly owned subsidiary) the producing properties and developed and undeveloped acreage that comprise a substantial portion of the Company's assets. In connection therewith, the Company issued additional shares of Vastar Common Stock to ARCO, resulting in the ownership by ARCO of 80,000,001 shares representing all of the issued and outstanding Common Stock prior to June 27, 1994 (the date of the commencement of Vastar's initial public offering), and approximately 82.2 percent of the outstanding Common Stock at the Record Date for the Annual Meeting of Stockholders to which this Proxy Statement relates.

  In conjunction therewith, the Company and ARCO entered into a number of agreements for the purpose of defining the ongoing relationship between them. These agreements were developed in connection with the establishment of the Company by ARCO and therefore were not the result of arm's-length negotiations between independent parties. Because of the complexity of the various relationships between the Company and ARCO (including their respective subsidiaries), there can be no assurance that each of such agreements, or the transactions provided for therein, has been or will be effected on terms at least as favorable to the Company as could have been obtained from unaffiliated third parties.

  Subsequent to the Company's initial public offering, additional or modified agreements, arrangements and transactions have been entered into by the Company, ARCO and their respective subsidiaries, and additional or modified agreements, arrangements and transactions may be entered into between such parties in the future. Any such future agreements, arrangements and transactions will be determined through negotiation between the Company and ARCO or their respective subsidiaries, as the case may be. The Audit Committee of the Board of Directors of the Company, none of the members of which are affiliated with the Company or ARCO, except as Vastar directors or Vastar and/or ARCO stockholders, has adopted policies and procedures for review of the terms of all material contracts and agreements between the Company and ARCO, and periodically reviews the application of such policies and procedures. See "Board of Directors -- Audit Committee."

  The following is a summary of the material arrangements and transactions effective during or occurring in 1997 between the Company and ARCO or their respective subsidiaries.

 Technology Assignments and Licenses

  In connection with the formation of the Company, ARCO agreed to transfer certain technology and related intellectual property requested by the Company, effective on October 1, 1993, through four technology transfer agreements and one intellectual property license agreement. These agreements cover certain technology and intellectual property owned or otherwise controlled by ARCO in the oil and gas exploration, drilling and production areas in general, and in particular, commercially used technology in the geophysical, geological, geotechnical and oceanographic areas, data processing, data management and computer-based analytical techniques.

  The agreements provide the Company with the beneficial use of all such transferred technology and intellectual property. The method used to effect these transfers depended on whether ARCO owned such technology and intellectual property and whether such technology and intellectual property is used by other ARCO divisions or subsidiaries. For the most part, ARCO provided the Company with full ownership, an undivided ownership interest or a paid-up, nonexclusive license. In all cases where ARCO owned such technology and intellectual property, ARCO retained the rights to use and benefit from same. The term of the intellectual property license agreement will continue in effect so long as Vastar is not in material default under certain provisions thereof. The four technology transfer agreements and one intellectual property license agreement discussed above are on file with the Securities and Exchange Commission and the preceding discussion is qualified in its entirety by reference to such agreements as so filed.

 Services Agreements

  The Company and ARCO have entered into a number of agreements under which ARCO provides various services to the Company and the Company provides certain services to ARCO. The principal agreements are (i) the ARCO Exploration and Production Technology ("AEPT") Technical Services Agreement, effective as of October 1, 1993, and (ii) the Corporate Services Agreement, effective as of January 1, 1994.

  The services that ARCO provides the Company under the AEPT Technical Services Agreement include a variety of oil and gas technical services. The services that ARCO provides the Company under the Corporate Services Agreement include telecommunications, computer services, internal audit, financial reporting, employee payroll and benefits administration, certain tax and legal services and public affairs. The services that the Company may provide ARCO under the Corporate Services Agreement include audit, tax and certain other services as agreed.

  In 1997, the Company paid ARCO aggregate fees of $12.4 million for services performed by ARCO under the foregoing agreements. The fees for services under the above agreements are based on the actual cost of providing such services. The AEPT Technical Services Agreement is for an indefinite term and can be terminated by either party on 30 days' written notice. Generally, either party may terminate any type of service that it receives under the Corporate Services Agreement at any time upon 60 days' prior written notice. The entire Corporate Services Agreement or any part thereof can be terminated by either party upon 90 days' prior written notice after October 1, 1996, except in the case of the employee information system provided by ARCO, under which ARCO must give Vastar 180 days' notice to terminate such service. The above-discussed agreements are on file with the Securities and Exchange Commission and the preceding discussion is qualified in its entirety by reference to such agreements as so filed.

 Insurance

  ARCO has agreed to provide insurance coverage to the Company as part of the group of entities insured under ARCO's policies. The insurance provided under this agreement is customary for the industry and does not fully cover all potential hazards. The coverages and deductibles may be higher than typically maintained by other independent oil and gas companies. The insurance includes public liability, workers' compensation, marine liability, property damage, business interruption, directors' and officers' liability, fiduciary liability and surety bonds. The annual charge to the Company to be included in such coverage is based upon an allocation of the costs by ARCO of the various policies and totaled $3.1 million in 1997. The charge for insurance will be reallocated annually based upon ARCO's cost for the various lines of insurance and the Company's loss experience and exposure basis. In certain cases, the Company has elected, and in the future may elect, to supplement or to obtain its own insurance coverage and, in such event, may, but is not required to, terminate the insurance coverage from ARCO after giving proper notice with respect to the next expiration date of existing policies.

 Natural Gas, Crude Oil and Natural Gas Liquids Purchase and Sale Agreements

  Vastar Gas Marketing, Inc., ("Vastar Gas") and Southern Company Energy Marketing L.P., a strategic alliance between subsidiaries of the Company and the Southern Company ("SCEM") provide fuel management services for the natural gas requirements of certain California cogeneration facilities partially owned by ARCO or its subsidiaries. In addition, for long-term gas supply contracts signed prior to the October 1, 1993 formation of Vastar, as well as for certain gas contracts entered into prior to May 16, 1994, ARCO has provided performance guarantees for Vastar Gas or SCEM (with respect to certain of these contracts which have been transferred by Vastar Gas to SCEM). These guarantees will continue in effect until the underlying contracts expire. There are no ARCO guarantees on contracts entered into on or after May 16, 1994.

  Vastar and/or its subsidiaries also engage in purchases and sales of natural gas, natural gas liquids and crude oil at market related prices with certain other ARCO affiliates and divisions.

  During 1997, the Company's revenues from these transactions with ARCO and such affiliates were $206.3 million, or approximately six percent of the Company's sales and other operating revenues. The Company's purchases from ARCO and such affiliates during 1997 were $25.8 million, or approximately one percent of the Company's total purchases. Certain of the above-described natural gas, crude oil and natural gas liquids purchase and sale agreements are on file with the Securities and Exchange Commission and the preceding discussion is qualified, as applicable, by reference to such agreements as so filed.

 Leases

  Vastar's principal executive office is located in Houston, Texas, where it has entered into a lease with ARCO for approximately 280,000 square feet of a building owned by ARCO at 15375 Memorial Drive. The lease is for a term of ten years with options to extend for two additional five-year periods. The rent of $294,508 per month was set based upon the rate paid by the other tenant of the building, who is unrelated to ARCO. Under certain conditions, Vastar's lease rent may be reestablished at then-current market rates for comparable office space in Houston. If the Company and ARCO cannot agree on a market rate, the lease provides for arbitration. Vastar also has a right of first offer for any space in the building which becomes vacant or for purchase of the building should ARCO decide to sell. Vastar provides on-site property management services for the office building in Houston, for which ARCO has agreed to pay Vastar a management fee of $100,000 per year.

  In 1997, Vastar paid approximately $3.8 million to ARCO pursuant to such lease agreement.

 Cross-Indemnification Agreement

  In connection with ARCO's transfer in October 1993 of certain oil and gas producing properties to the Company, together with certain undeveloped acreage and assets and liabilities related to such properties and acreage (all such properties, acreage and related assets referred to as the "Properties"), the Company and ARCO executed a Cross-Indemnification Agreement, effective October 1, 1993 (the "Cross-Indemnification Agreement"). In the Cross-Indemnification Agreement, the Company agreed to indemnify ARCO against (i) any and all liabilities incurred before or after October 1, 1993, the effective date of that certain General Conveyance and Assumption Agreement, dated October 8, 1993, as amended, by and between the Company and ARCO (the "Conveyance") that are associated with the ownership or operation of the Properties (including, among other things, environmental liabilities), except for certain scheduled litigation and other liabilities, (ii) all liabilities or obligations relating to any ARCO bonus, retirement, pension, profit sharing, stock bonus, thrift, stock option, incentive or other benefit plan (any such plan, an "ARCO benefit plan") in respect of any ARCO employee who leaves ARCO and enters the employ of Vastar, excluding retirement benefits accrued prior to leaving the employ of ARCO for any person who enters the employ of Vastar after Vastar's initial public offering which was completed in July 1994, (iii) liabilities arising under guarantees by ARCO of the performance or payment by Vastar Gas of any past, present or future natural gas marketing contract between Vastar Gas and any third party, (iv) any and all liabilities at any time recorded as such on the financial statements of Vastar and (v) costs of borrowing, carrying and repaying debt incurred by Vastar. In addition, Vastar is liable for any sales and use taxes, conveyance, transfer and recording fees and real estate transfer stamps or taxes imposed on any transfer of the Properties ("Transfer Taxes"). All other taxes (other than income taxes, which are addressed in the Tax Sharing Agreement as hereinafter defined and described) attributable to the Properties imposed in respect of oil, natural gas or other hydrocarbons or minerals (including severance, production and excise taxes) will be apportioned between ARCO and the Company, with ARCO paying all such taxes accrued in the ordinary course of business, attributable to ownership of the Properties prior to October 1, 1993, and contemporaneously reflected on ARCO's records and the Company being responsible for paying all other such taxes. Any and all other out-of-pocket expenses, taxes or fees (other than Transfer Taxes) incident to or arising out of the preparation or consummation of the transactions contemplated by the Conveyance will be paid by the party incurring such costs.

  In the Cross-Indemnification Agreement, ARCO agreed to indemnify the Company against (i) any and all liabilities (a) retained by ARCO in connection with the Conveyance or (b) indemnified by ARCO under the Tax Sharing Agreement and
(ii) liabilities under ARCO benefit plans other than those assumed by Vastar as described in clause (ii) of the preceding paragraph. The Cross-Indemnification Agreement is on file with the Securities and Exchange Commission and the preceding discussion is qualified in its entirety by reference to such agreement as so filed.

 Tax Sharing Agreement

  The Company and its subsidiaries (the "Company Group") join with ARCO and its domestic subsidiaries (the "ARCO Group" and, together with the Company Group, the "ARCO Tax Group") in the filing of a consolidated federal income tax return. As a member of the ARCO Tax Group, the Company is jointly and severally liable for the consolidated federal income tax liability of the ARCO Tax Group. The Company Group may also be included in certain state and local income or franchise tax returns of members of the ARCO Group. The Company Group has entered into a tax sharing agreement with ARCO (the "Tax Sharing Agreement") effective as of October 1, 1993, as amended effective June 1, 1995 and January 1, 1997, relating to these taxes. Under the Tax Sharing Agreement, as amended, ARCO agreed to indemnify the Company for (i) federal, state and local income and franchise tax liabilities that relate to periods or portions thereof ending on or before October 1, 1993, (ii) federal income tax liabilities in excess of those properly computed under the Tax Sharing Agreement to be the Company Group's share of such tax liabilities and (iii) certain state and local income and franchise tax liabilities that may be incurred by the Company Group, provided, in each case, that the Company has made tax sharing payments in accordance with the Tax Sharing Agreement.

  Pursuant to the Tax Sharing Agreement, the Company pays to ARCO, subject to certain adjustments, the amounts of federal income taxes, including alternative minimum taxes, that the Company would have to pay if the Company Group were a separate federal consolidated group. The Company pays such amount without regard to the amount of the ARCO Tax Group consolidated tax liability. Tax credits of the Company Group provided under Sections 29 ("Section 29 Tax Credits") and 43 of the Internal Revenue Code that reduce the current tax liability of the ARCO Tax Group may be utilized by the Company to reduce the Company Group's tax sharing payment (including a reduction below zero which results in a tax refund from ARCO to the Company) for such year even if such credits would not be currently usable on a separate return basis. However,
Section 29 Tax Credits generated after January 1, 1997, as well as Section 29 Tax Credits still being carried forward from prior years as of such date, in each case generated from properties acquired by the Company prior to June 1, 1995, are allowed at 96.75 percent of the statutory amount. Tax credits generated from properties acquired on or after June 1, 1995, are allowed at 100 percent of the statutory rate but subject to a maximum of $15 million of credits annually for years after 1995.

  Tax credits, including Section 29 Tax Credits, that are not used by the Company in the current year pursuant to the Tax Sharing Agreement, as amended, will generally be carried forward and used in a subsequent year.

  Payments under the Tax Sharing Agreement generally are made on each date on which a quarterly payment of estimated tax for the ARCO consolidated group is due, with any final settlement made after the consolidated, combined or unitary return is filed. The Company is required to pay additional taxes to ARCO in the event that the federal, state or local income tax liability attributable to the Company Group is increased after audit or otherwise. The Company is entitled to a refund of federal, state or local income taxes to the extent that a refund received by the ARCO Tax Group is attributable to the Company Group. Refunds of credits are to be calculated quarterly and will generally be due within 60 days of the estimated federal income tax payment due date for that quarter.

  ARCO continues to have all the rights of a common parent of a consolidated group, is the sole and exclusive agent for the Company in any and all matters relating to the federal income tax liability of the Company, has sole and exclusive responsibility for the preparation and filing of the consolidated federal and consolidated, combined or unitary state income tax returns (or amended returns) and has the exclusive power to contest or compromise any asserted tax adjustment or deficiency and to file, litigate or compromise any claim for refund on behalf of the Company Group.

  Copies of the Tax Sharing Agreement, and amendments thereto, are on file with the Securities and Exchange Commission and the preceding discussion is qualified by reference to such documents as so filed.

 Corporate Opportunities

  In order to address certain potential conflicts of interest between the Company and ARCO, the Company's Second Restated Certificate of Incorporation (the "Charter") contains provisions regulating and defining the conduct of certain affairs of the Company as they may involve ARCO. The Charter recognizes and provides that ARCO and the Company may (i) engage in the same or similar activities or lines of business, (ii) do business with the same customers and suppliers or (iii) employ or otherwise engage any person as a director, officer, employee or agent. The Charter further recognizes that the Company and ARCO may have an interest in the same business opportunities and provides that the Company and ARCO may agree upon a method for allocating such business opportunities among them and their respective subsidiaries and affiliates. To address such potential conflicts, the Company and ARCO have entered into the Share Purchase Option and Business Opportunities Agreement, dated as of May 19, 1994. Pursuant to such agreement, the Company and ARCO have agreed that when an opportunity is offered to an officer and/or director of the Company who is also an officer and/or director of ARCO in writing, solely in his or her designated capacity with one of the two companies, such opportunity shall belong to whichever company was so designated. Otherwise, a business opportunity first offered (i) to any person who is an officer or an officer and director of the Company and who is also a director of ARCO shall belong to the Company, (ii) to any person who is a director of the Company and who is also an officer and/or director of ARCO shall belong to ARCO, (iii) to any person who is an officer, but not a director, of both the Company and ARCO shall belong to ARCO, (iv) to any person who is an officer and director of both the Company and ARCO shall belong to ARCO and (v) to any person who is an officer or an officer and director of the Company and who is also an officer or an officer and director of ARCO shall belong to ARCO. In the case of any business opportunity not specifically allocated by the foregoing (whether because of the means by which it arose or was published, or otherwise), such business opportunity may be pursued by either the Company or

ARCO. The party to which a business opportunity is allocated pursuant to the agreement shall have the right to provide the same to any of its subsidiaries or affiliates or other entities under its control. A party may pursue a business opportunity allocated under such agreement to the other party if an officer of such other party advises that such other party (and its subsidiaries and controlled entities) has no interest in pursuing such business opportunity.

 Certain Other Agreements Between ARCO and Vastar

  On May 19, 1994, the Company and ARCO entered into an agreement granting ARCO certain rights as a stockholder of the Company. In order to allow ARCO to continue to include the Company as part of the ARCO Tax Group as described under "Tax Sharing Agreement" above, ARCO was granted the cumulative, continuing right to purchase from the Company, at the then-current market price (as defined), such number of shares of the Company's Common Stock or preferred stock, or both, as ARCO may determine to be necessary to preserve that status. ARCO and the Company have also entered into a 30-year Registration Rights Agreement, pursuant to which the Company has granted ARCO "demand" registration rights at ARCO's sole expense. Copies of such agreements are on file with the Securities and Exchange Commission and the preceding discussion is qualified in its entirety by reference to such agreements as so filed.

     PROPOSAL TO APPROVE THE COMPANY'S EXECUTIVE LONG-TERM INCENTIVE PLAN

                           Proposal 2 on Proxy Card

  Under Section 162(m) of the Internal Revenue Code, public companies are precluded from receiving a tax deduction on compensation paid to their Chief Executive Officer and four highest compensated officers (other than the Chief Executive Officer) in excess of one million dollars, unless the compensation meets certain requirements. Vastar's stock option awards under the Vastar Resources, Inc. Executive Long-Term Incentive Plan (the "1994 LTIP") currently comply with the provisions of Section 162(m), allowing the Company to deduct compensation paid to such persons pursuant to such awards. However, in order to continue to comply with the provisions of Section 162(m), the 1994 LTIP needs to be reapproved by the Company's stockholders. In reviewing the current version of the plan, the Company determined to amend certain provisions of the plan including amendments to add provisions relating to the disposition of stock options in the event of a Change of Control (as defined below), to modify provisions relating to the disposition of stock options on termination of employment and to eliminate dividend share credits. The Vastar Resources, Inc. Amended and Restated Executive Long-Term Incentive Plan, effective March 5, 1998 (the "Amended LTIP"), reflects such amendments and is summarized below. The full text of the Amended LTIP is attached to this Proxy Statement as Appendix A.

  THE BOARD OF DIRECTORS HAS APPROVED THE AMENDED LTIP, AS DESCRIBED BELOW, AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

THE COMPANY'S AMENDED AND RESTATED EXECUTIVE LONG-TERM INCENTIVE PLAN

  On February 25, 1994, the Company approved the 1994 LTIP for a select group of management and other key employees. The plan was approved by ARCO, then the Company's sole stockholder, on March 17, 1994, and became effective on June 26, 1994. On March 5, 1998, the Company's Board of Directors amended the plan to add provisions relating to the disposition of stock options in the event of a Change of Control, to modify provisions relating to the disposition of stock options on termination of employment, to eliminate dividend share credits and to make certain other minor clarifying changes. Stock option grants have been made under the 1994 LTIP to approximately 39 management employees and 153 other key employees. The following is a brief description of the Amended LTIP which is qualified in its entirety by reference to the full text of the Amended LTIP attached hereto as Appendix A.

  The Amended LTIP is administered by the Compensation Subcommittee of Vastar's Board of Directors, which is currently composed of Messrs. LeVine and Schulte, neither of whom is or has ever been an officer or employee of the Company or is eligible for awards under the Amended LTIP. Two million shares of the Company's common stock, $0.01 par value ("Common Stock"), have been registered on two separate Forms S-8, Registration Nos. 33-87814 and 333-2407, filed with the Securities and Exchange Commission on December 27, 1994 and March 27, 1997, respectively. These registration statements apply to Common Stock issued under the 1994 LTIP and the Amended LTIP. The closing price per share of the Company's Common Stock was $37 3/16 on February 27, 1998.

  The Amended LTIP provides for the granting of restricted stock and stock options relating to Common Stock to a select group of management and other key employees determined from time to time by the Compensation Subcommittee. The aggregate number of shares of Common Stock for which options may be granted or which may be the subject of a grant of restricted stock during the ten-year life (approximately six years remaining) of the Amended LTIP is 400,000 for the year ended December 31, 1994, and, thereafter, two percent of the total issued and outstanding shares of Common Stock as of December 31 of the next preceding year, cumulative from March 17, 1994. Any shares of Common Stock available for grant that are not granted during a calendar year, or portion thereof, will be available for grant in any subsequent year, or portion thereof. The total number of options granted to any single participant in the plan in any calendar year may not exceed 20 percent of the options available for grant during such calendar year.

 Stock Options

  The Amended LTIP provides for the granting of nonqualified stock options (i.e., options which are not "qualified stock options" within the meaning of the Internal Revenue Code) relating to the Common Stock. The Amended LTIP generally provides that an optionee may not exercise a stock option granted under the plan until at least one year after the date the stock option was granted. Stock option grants are then exercisable in such increments as may be determined by the Compensation Subcommittee at the time of the grant. The Amended LTIP further provides that the option price per share of the stock options granted following the initial 1994 grant may not be less than the fair market value of Common Stock on the date of the grant. The maximum option period is ten years.

  The 1994 LTIP was amended by the Amended LTIP to modify provisions relating to the disposition of stock options on termination of employment with the Company. These Amended LTIP provisions apply unless the agreement relating to the grant of stock options provides otherwise. For example, if an optionee's employment with the Company is terminated due to (a) death, (b) becoming entitled to benefits under a Company or a subsidiary long-term disability plan or (c) any other reason (other than for cause) with a right to an immediate monthly retirement allowance under a qualified benefit plan of the Company or a subsidiary (events (a), (b) or (c) being a "Qualified Termination"), the optionee's stock options will continue in accordance with their terms.

  On the other hand, if an optionee's termination of employment is not a Qualified Termination, the disposition of the stock options will depend on whether the optionee's termination date is before or after the first anniversary of the date of the grant of the stock options and whether the termination is for cause. Stock options which have been held for less than one year on the optionee's termination date are automatically canceled, unless the Compensation Subcommittee determines otherwise, and in this case, the Compensation Subcommittee will also determine the length of time the stock options will remain exercisable. Stock options which have been held for one year or more on the optionee's termination date are exercisable for a period of 90 days from this date, to the extent otherwise exercisable, unless the Company determines to shorten or lengthen this 90-day period. If an optionee's employment is terminated for cause, the optionee's stock options are automatically canceled on his or her termination date. Any action to prescribe a longer or shorter post-termination exercise period or to cancel in connection with termination of employment any stock options held by a Company officer holding the position of Vice President or above may only be taken by the Compensation Subcommittee (or in the event of a Change of Control the Special Plan Administrator (as defined below)). No action by the Company or the Compensation Subcommittee may extend a stock option past the ten-year maximum term provided for in the Amended LTIP.

  An option is not transferable during an optionee's lifetime but, if an optionee dies at the time when the option could have been exercised, the heirs or executor of the optionee may exercise the option at any time prior to the expiration thereof. Unless the agreement pursuant to which the stock option is granted provides otherwise, an optionee who exercises an option must pay the full option price in cash, in Common Stock or in a combination of cash and Common Stock. No current director or nominee for election as a director is entitled to receive or has received stock options under the 1994 LTIP or the Amended LTIP in his or her capacity as a Director. Directors who are or have been officers of the Company have received stock options in the past under the 1994 LTIP for service in their capacities as officers. Future grants of stock options to any eligible employee under the Amended LTIP are within the sole discretion of the Compensation Subcommittee.

 Restricted Stock

  The Amended LTIP also provides for the grant of restricted stock. Restricted stock are shares of Common Stock which are subject to restrictions on transfer for a specified period of time and which may be forfeited under certain conditions. The restrictions on transfer and their duration and forfeiture provisions are set by the Compensation Subcommittee at the time of grant. A grantee who receives an award of restricted stock has the rights of a stockholder with respect to the shares, including voting rights and the right to receive dividends declared on Common Stock, subject to the specific restrictions imposed by the Compensation Subcommittee in granting the shares. No restricted stock awards have been granted under the 1994 LTIP or the Amended LTIP and future grants of restricted stock to any eligible employee are within the sole discretion of the Compensation Subcommittee.

 Dividend Share Credits

  The Amended LTIP eliminates provisions of the 1994 LTIP relating to dividend share credits allocable to stock option awards. No dividend share credits have been issued under the 1994 LTIP or the Amended LTIP.

 Change of Control

  The Amended LTIP adds provisions relating to the disposition of stock options on a Change of Control of the Company. A "Change of Control" is defined in the Amended LTIP to include (i) certain business combinations, except when all or substantially all of Vastar's shareholders prior to the business combination retain more than a 60 percent ownership of the resulting entity in substantially the same proportions as their ownership prior to the business combination, there is no new 20 percent (or larger percent) shareholder and at least a majority of the Board of Directors of the resulting entity were members of the Incumbent Board (as hereinafter defined), (ii) the reduction of ownership by Atlantic Richfield Company ("ARCO") in Vastar below 50 percent and the acquisition by another entity of 20 percent or more of Vastar, (iii) the initiation by ARCO of a tender offer for all or substantially all of Vastar's Common Stock or voting stock or otherwise attaining an ownership interest in Vastar of more than 85 percent,/1/ (iv) a situation when individuals who, as of March 5, 1998, constitute the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute a majority of the Board of Directors of the Company at the end of any 12-month period (generally individuals whose election or nomination for election by the Company's stockholders was approved by at least a majority of the then Incumbent Board shall also be considered members of the Incumbent Board), (v) a change of control of ARCO occurring as such term is defined in the ARCO 1985 Executive Long-Term Incentive Plan/2/ or (vi) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

  On the occurrence of a Change of Control, all outstanding stock options will vest and shall be exercisable and all restrictions on any outstanding restricted stock will lapse, regardless of the period of time that has elapsed since the date of grant. Thereafter, the Amended LTIP shall be administered by a Special Plan Administrator./3/ The "Special Plan Administrator" is defined to mean the entity designated in the Change of Control Trust (as defined below) as having full administrative powers under the Amended LTIP on and after a Change of Control. If no such entity has been designated, then the Special Plan Administrator shall be a committee composed of all of the outside directors of the Company, which shall act by majority vote of the members. The term "Change of Control Trust" means the trust established, if any, by the Company to provide for the payment of any benefits, in whatever form is required, on and after a Change of Control.

 Adjustment in Terms of Award

  In the event of a reorganization, recapitalization, stock split, stock dividend, distribution of assets other than pursuant to a normal cash dividend, combination of shares, merger, consolidation, rights offering, split-up, split-off, spin-off or any other change in the corporate structure or shares of the Company (other than a Change of Control), the Compensation Subcommittee may, in its discretion, after consultation with the Chairman of the Board and the President, make appropriate adjustments to reflect such event in respect of (a) the limitation on the maximum number of shares of Common Stock on which stock options may be granted or which may be the subject of a grant of restricted stock, (b) the number of shares of Common Stock covered by, and the exercise price per share applicable to, outstanding stock options and (c) the number of shares of Common Stock covered by outstanding awards of restricted stock. In the event that the Compensation Subcommittee, after consultation with the Chairman of the Board and the President, determines that, because of a change (other than a Change of Control) in the Company's business, operations, corporate structure, capital structure, assets or manner in which it conducts business, which it deems to be extraordinary and material, the terms of awards theretofore made are no longer suitable to the objectives which the Compensation Subcommittee sought to achieve when it made such awards, it may modify the terms of any or all of such awards in such manner as it may decide is advisable; provided, however, that no award may be modified in a manner which would deprive persons without their consent who hold shares of restricted stock or who are entitled to exercise stock options of their rights with respect thereto.

--------
(1) Excludes certain transactions in which Vastar participates and in which ARCO ownership of Vastar increases to more than 85 percent as a secondary consequence. In this case, a committee composed of Vastar's outside directors will decide if a Change of Control has occurred for the purposes of the Amended LTIP. Under the Amended LTIP, the term "outside director" means a member of Vastar's Incumbent Board who is not, and has never been, an employee of the Company and is not, and has not been for at least ten years, an employee of ARCO.
(2) A "change of control" under the ARCO 1985 Executive Long-Term Incentive Plan, as amended through July 28, 1997, is defined to include (i) a situation when individuals who, as of July 28, 1997, constitute the ARCO Board of Directors (the "ARCO Incumbent Board"), cease for any reason to constitute a majority of the Board of Directors of ARCO (generally individuals whose election or nomination for election by ARCO's shareholders was approved by a majority of the then ARCO Incumbent Board shall also be considered members of the ARCO Incumbent Board), (ii) certain business combinations except when all of ARCO's shareholders prior to the business combination retain more than 60 percent of the resulting entity, there is no new 25 percent (or larger percent) shareholder and a majority of the Board of the resulting entity were members of the ARCO Incumbent Board, (iii) the approval by ARCO shareholders of a complete liquidation or dissolution of ARCO or (iv) acquisition by any person of 25 percent or more of ARCO's Common Stock.
(3) The Special Plan Administrator does not have the power to make new grants of stock options or restricted stock under the Amended LTIP.

 Amendment

  Generally, the Board of Directors of the Company may amend or discontinue the Amended LTIP as it shall from time to time consider desirable without approval of the stockholders of the Company. However, no amendment shall, without further approval by the holders of a majority of the shares which are represented in person or by proxy and entitled to vote on the subject at a meeting of stockholders of the Company, change the terms of the Amended LTIP so as to increase the maximum number of shares upon which stock options may be granted or which may be issued upon award of restricted stock from the number described above (other than pursuant to certain adjustments described above), reduce the minimum option price or extend the maximum option period. Further, no amendment, discontinuance or termination of the Amended LTIP shall deprive persons who hold shares of restricted stock or who are entitled to exercise stock options of their rights with respect thereto and the Amended LTIP may not be amended or terminated on or after a Change of Control until all stock options heretofore granted thereunder have been exercised or have expired. The status of future plan awards under IRS Section 162(m) granted after an amendment which has not been approved by stockholders of the Company will depend on the nature of the amendment.

 Term of Amended LTIP

  No stock options or awards of restricted stock may be granted after June 26, 2004.

 Accounting and Federal Income Tax Treatment

  Grant of Nonqualified Options. Under the current accounting pronouncements regarding the alternatives for accounting for stock options, no accounting entry is required at the time of grant of nonqualified stock options at an exercise price equal to (i) the fair market value on the date of grant, (ii) at a premium over the fair market value on the date of grant or (iii) as to the initial grants made on June 26, 1994, at Vastar's $28.00 initial public offering price. Upon exercise of nonqualified stock options, the proceeds from the exercise will result in an addition to Common Stock in an amount equal to the aggregate par value and an addition to capital equal to the amount in excess of par value. The grant of nonqualified options will have no current federal income tax effect on either the Company or the optionee. The exercise of nonqualified options will result in the recognition of ordinary income to the optionee equal to the amount by which the fair market value of the optioned shares on the date of exercise exceeds the option price. The Company will be permitted a deduction for federal income tax purposes in the same amount and at the same time as an optionee realizes income as a result of the exercise of a stock option.

  Restricted Stock. A grantee of restricted stock will generally recognize ordinary income on the date the restrictions lapse in an amount equal to the fair market value of the shares of restricted stock on such date. A grantee of restricted stock will recognize ordinary income in an amount equal to the dividends received at the time such dividends are received. The Company will be entitled to a tax deduction at the same time and in the same amount as the grantee recognizes income with respect to the restricted stock, including dividends received prior to the date the restrictions lapse.

  A debit against retained earnings will be made each year as dividends are paid in respect of restricted stock. A charge against earnings in an amount equal to the fair market value of the restricted stock on the date of grant will be amortized over the vesting period.

  Parachute Payments. The Amended LTIP permits the Compensation Subcommittee to provide, in the agreement evidencing stock option or restricted stock awards or in any other agreement with any plan participant, a limitation on the acceleration of vesting or exercisability of unmatured awards of stock options or restricted stock to the extent necessary to avoid or mitigate the impact of the golden parachute excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, on the plan participant or provide for a supplemental payment to be made to the participant to offset or mitigate such tax.

          PROPOSAL TO APPROVE THE APPOINTMENT OF INDEPENDENT AUDITORS

                           Proposal 3 on Proxy Card

  The Board of Directors has appointed Coopers & Lybrand L.L.P., independent accountants, to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 1998. The firm has acted as the independent auditors for ARCO, the Company's principal stockholder, for many years and for ARCO's subsidiaries and affiliates, including ARCO Chemical Company. In addition, from time to time, the firm performs consulting work for the Company and for ARCO. The firm has no other relationship with the Company or ARCO or any of their subsidiaries or affiliates except the existing professional relationships of independent accountants.

  Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. These representatives will also be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                               VOTING PROCEDURES

  The affirmative vote of the holders of a majority of the Company's voting stock present in person or by proxy and entitled to vote at the Annual Meeting of Stockholders at which a quorum is present is required for the election of directors. The affirmative vote of the holders of a majority of the Company's voting stock present in person or by proxy and entitled to vote at the Annual Meeting of Stockholders at which a quorum is present is required for the approval of the Amended and Restated Executive Long-Term Incentive Plan provided that the total votes cast on the proposal must represent over 50 percent in interest of all voting stock entitled to vote on the proposal. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting. Abstentions and broker non-votes (as hereafter defined) will be counted as present by the election inspectors for the purpose of determining the presence of a quorum. For the purpose of computing the vote required for the approval of a proposal, the election inspectors will treat shares held by a stockholder who abstains from voting as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter, and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the election of directors but will effect the outcome of the vote on the approval of the Amended and Restated Executive Long-Term Incentive Plan for the purpose of determining whether the total votes cast on the proposal are over 50 percent in interest of all voting stock entitled to vote on the proposal. A "broker non-vote" refers to shares of the Company's Common Stock represented at the meeting in person or by proxy by a broker or nominee, where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) does not have the discretionary voting power on such matter.

                                OTHER BUSINESS

  The Board of Directors is not aware of any other matters to be presented at the 1998 Annual Meeting of Stockholders. If any other matters should properly come before the meeting, the persons named as proxies in the enclosed proxy form will vote the proxies in accordance with their best judgment.

                       VOTING OF STOCK IN PLAN ACCOUNTS

  The Company's Capital Accumulation and Savings Plans permit plan participants to direct the plan trustees how to vote the Common Stock allocated to their accounts. The trustee for each such plan will vote all shares of Common Stock for which no participant directions are received in the same proportion as those shares of Common Stock for which directions are received.

                              PROXY SOLICITATION

  The expense of soliciting proxies will be paid by the Company. Solicitations will be made primarily through the use of the mails; in addition, some of the officers and other employees of the Company may solicit proxies personally, by telephone and by mail, if deemed appropriate. Brokers and nominees will be requested to obtain voting instructions from beneficial owners of stock registered in their names.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  In order to be considered for inclusion in the Company's proxy statement relating to the 1999 Annual Meeting of Stockholders, a stockholder proposal must be received by the Company no later than November 30, 1998. Such proposals should be addressed to the Secretary at Vastar Resources, Inc., 15375 Memorial Drive, Houston, Texas 77079.

                       ADDITIONAL INFORMATION AVAILABLE

  The Company files an Annual Report on Form 10-K with the Securities and Exchange Commission. Stockholders may obtain a copy of this report and any amendments thereto (without exhibits), without charge, by writing to the Company's Investor Relations Department, Vastar Resources, Inc., 15375 Memorial Drive, Houston, Texas 77079, Telephone: (281) 584-3477. Copies of exhibits will be furnished upon prepayment of 25 cents per page.

By order of the Board of Directors

/s/ ALBERT D. HOPPE
Albert D. Hoppe
Secretary

Houston, Texas
March 23, 1998

                                   APPENDIX A

VASTAR RESOURCES, INC.
--------------------------------------------------------------------------------

EXECUTIVE LONG-TERM INCENTIVE PLAN

AMENDED AND RESTATED
EFFECTIVE MARCH 5, 1998

                             VASTAR RESOURCES, INC.

                       EXECUTIVE LONG-TERM INCENTIVE PLAN

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              NO.
                                                                              ----
ARTICLE I. GENERAL PROVISIONS
  Section 1.  Purposes of the Plan...........................................   1
  Section 2.  Definitions....................................................   1
  Section 3.  Administration of the Plan.....................................   3
ARTICLE II. STOCK OPTIONS
  Section 1.  Grant of Stock Options.........................................   4
  Section 2.  Terms and Conditions of Stock Options..........................   4
ARTICLE III. RESTRICTED STOCK
  Section 1.  Grant of Restricted Stock......................................   5
  Section 2.  Waiver of Restrictions.........................................   5
  Section 3.  Change of Control..............................................   5
ARTICLE IV. MISCELLANEOUS PROVISIONS
  Section 1.  Option and Restricted Stock Limits.............................   5
  Section 2.  Adjustment in Terms of Award...................................   6
  Section 3.  Governmental Regulations.......................................   6
  Section 4.  No Guaranty of Employment......................................   6
  Section 5.  Assignment or Transfer.........................................   6
  Section 6.  Rights as Shareholder..........................................   6
  Section 7.  Withholding Taxes..............................................   7
  Section 8.  Amendment and Discontinuance of the Plan.......................   7
  Section 9.  Effective Date.................................................   7
  Section 10. Term of Plan...................................................   7
  Section 11. Parachute Payments.............................................   7

                                   ARTICLE I

                              GENERAL PROVISIONS

Section 1. Purposes of the Plan

  The purposes of this plan are to provide a select group of management and other key employees with a specific incentive to work for the long-range growth and success of the Company and to facilitate the attraction and retention of employees of superior capability.

Section 2. Definitions

  As used herein, the following terms shall have the following meanings:

  (a) "Change of Control" means:

    (i) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, in each case, following such Business
  Combination:

      (1) All or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Common Stock (the "Outstanding Common Stock") of the Company and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (the "Outstanding Voting Securities") of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60 percent of, respectively, the then Outstanding Common Stock and the then Outstanding Voting Securities, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity which, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries or other entities) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be;

      (2) No Person (excluding any corporation or other entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then Outstanding Common Stock or the then Outstanding Voting Securities, as the case may be, of such corporation or other entity, except to the extent that such Person owned 20 percent or more of, respectively, the Outstanding Common Stock or the Outstanding Voting Securities of the Company immediately prior to the Business Combination; and

      (3) At least a majority of the members of the board of directors of the corporation or other entity resulting from such Business
    Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board of directors, providing for such Business Combination; or

    (ii) Atlantic Richfield Company ceases to own, directly or indirectly, at least 50 percent of, respectively, the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, of the Company and any other Person (excluding any employee benefit plan or related trust of the Company) owns, directly or indirectly, 20 percent or more of, respectively, the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be, of the Company; or

    (iii) Atlantic Richfield Company owns, directly or indirectly, more than 85 percent of, respectively, the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be, of the Company; provided, however, that in the event the Company or any Subsidiary participates in, or is a party to, a transaction in which Atlantic Richfield Company's ownership increases to more than 85 percent as a secondary consequence of the transaction, then a committee composed of all of the Company's Outside Directors shall determine, by majority vote, whether a Change of Control has occurred; or

    (iv) Individuals who, as of March 5, 1998, constitute the board of directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the board at the end of any 12-month period following March 5, 1998; provided, however, that any individual becoming a director subsequent to March 5, 1998, whose election or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, except that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person shall not be considered to be a member of the Incumbent Board; or

    (v) A Change of Control occurs under Article 1, Section 2(b) of the Atlantic Richfield 1985 Executive Long-Term Incentive Plan, as amended through July 28, 1997; or

    (vi) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

  (b) "Change of Control Trust" means the trust established, if any, by the Company to provide for the payment of any benefits, in whatever form is required, on and after a Change of Control.

  (c) "Committee" shall mean the Compensation Subcommittee of the Board of Directors of the Company.

  (d) "Common Stock" shall mean the common stock of the Company having a par value of $0.01 per share.

  (e) "Company" shall mean Vastar Resources, Inc.

  (f) "Eligible Employees" shall mean members of a select group of management and other key employees of the Company or a Subsidiary who, in the opinion of the Committee, are in a position to contribute significantly to long-term profit and growth objectives; provided, however, that no member of the Committee nor any person owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company shall be an Eligible Employee.

  (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (h) "Fair Market Value" of a share of Common Stock shall be the mean between the highest and lowest sales prices, or the closing sales price of a share of Common Stock, whichever is higher, on the date in question as reported on the composite tape for issues listed on the New York Stock Exchange. If no transaction was reported on the composite tape in the Common Stock on such date, the prices used shall be the prices reported on the nearest day preceding the date in question. If the Common Stock should not then be listed or admitted to trading on such Exchange, "Fair Market Value" shall be the mean between the closing bid and asked prices on the date in question as furnished by any member firm of the New York Stock Exchange selected from time to time by the Committee for that purpose.

  (i) "Outside Director" means a member of the Incumbent Board who is not, and has never been, an employee of the Company and is not, and has not been for at least ten years, an employee of Atlantic Richfield Company.

  (j) "Person" means any individual, corporation, firm, partnership, governmental body, entity or group and shall include any person within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

  (k) "Plan" shall mean this Executive Long-Term Incentive Plan, including any amendments hereof, and rules and regulations hereunder.

  (l) "Restricted Stock" shall mean Common Stock awarded under this Plan which is subject to certain forfeiture and transferability restrictions as provided in this Plan, in regulations of the Committee promulgated thereunder and in the agreement evidencing the grant of such Restricted Stock.

  (m) "Special Plan Administrator" means the entity designated in the Change of Control Trust as having full administrative powers under Article I, Section 3 of the Plan on and after a Change of Control, including, but not limited to, all interpretive and decision powers reserved to the Committee prior to a Change of Control. If no such entity has been designated, then the Special Plan Administrator shall be a committee composed of all of the Outside Directors of the Company, which shall act by majority vote of the members.

  (n) "Stock Options" shall consist of options to purchase the Common Stock of the Company under the terms and conditions set forth in Article II. Such options shall not be Incentive Stock Options as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended.

  (o) "Subsidiary" shall mean any corporation in which the Company and/or one or more Subsidiaries own or control directly or indirectly stock possessing 50 percent or more of the total combined voting power of all classes of stock of such corporation, and any partnership or joint venture in which the Company and/or one or more Subsidiaries own or control directly or indirectly 50 percent or more of the profits interest or capital interest in such a partnership or joint venture.

Section 3. Administration of the Plan

  (a) Prior to a Change of Control, the Plan shall be administered by the Committee. The Committee is authorized to interpret the Plan, to adopt such rules and regulations as may from time to time be deemed necessary for the effective operation of the Plan and to act upon all matters relating to the granting of awards under the Plan. Any determination, interpretation, construction or other action made or taken pursuant to the provisions of the Plan by or on behalf of the Committee shall be final, binding and conclusive for all purposes and upon all persons including, without limitation, the Company, the Company's stockholders and Eligible Employees and their respective successors in interest.

  (b) On and after a Change of Control, the Plan shall be administered by the Special Plan Administrator which shall have all powers of the Committee described in this Plan, except that the Special Plan Administrator will not have the power to make new grants of Stock Options or Restricted Stock hereunder.

  (c) Neither the Special Plan Administrator nor any director, officer or employee of the Special Plan Administrator (nor member of the committee serving as Special Plan Administrator) nor any member of the Committee (each an "Administrator"), as applicable, shall be personally liable by reason of any contract or other instrument executed by such Administrator, or on such Administrator's behalf, in such Administrator's capacity as an Administrator nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each Administrator, as applicable, and each other officer, employee or director of the Company and any Administrator or any other person to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the Plan unless arising out of such person's own fraud or bad faith.

                                  ARTICLE II

                                 STOCK OPTIONS

Section 1. Grant of Stock Options

  The Committee may grant Stock Options to Eligible Employees on the terms and conditions set forth in the Plan and on such other terms and conditions which are consistent with the purposes and provisions of the Plan.

Section 2. Terms and Conditions of Stock Options

  All Stock Options granted under the Plan shall be subject to the following terms and conditions:

  (a) Option Price. The Option Price per share with respect to each Stock Option shall be fixed by the Committee, but shall not be less than the Fair Market Value of the Common Stock on the date the Stock Option is granted.

  (b) Period of Option. A Stock Option shall expire and all rights thereunder shall end at the expiration of such period (not exceeding ten years) after the date the Stock Option is granted as shall be fixed by the Committee at the time it grants the Stock Option.

  (c) Exercise of Option. Stock Options may be exercised at such time or times, in whole or in part, as the Committee shall prescribe when it grants such Stock Options, or by amending an outstanding Stock Option. In no event, other than in the event of a Change of Control, may a Stock Option be exercised until at least one year has expired following the date the Stock Option is granted.

  (d) Termination of Employment. Except to the extent provided otherwise in the agreement relating to the Stock Option:

    (i) if an optionee's employment is terminated due to (a) death, (b) becoming entitled to benefits under a Company or a Subsidiary long-term disability plan or (c) any other reason (other than for "cause" which shall be determined by the President and the Vice President--Human Resources of the Company) with a right to an immediate monthly retirement allowance under a qualified benefit plan of the Company or a Subsidiary (events (a), (b) or (c) being a "Qualified Termination"), the optionee's Stock Options shall continue pursuant to their terms;

    (ii) if an optionee's employment is terminated other than for a Qualified Termination, and such termination is prior to the first anniversary of the date of grant of a Stock Option, such Stock Option shall be automatically canceled unpaid on the date of such optionee's termination of employment unless and to the extent that the Committee, in its sole discretion, determines that such Stock Option shall continue for such period of time, not to exceed the expiration date of the Stock Option, as the Committee shall so determine;

    (iii) if an optionee's employment is terminated other than for a Qualified Termination and such termination is on or after the first anniversary date of grant of a Stock Option, such Stock Option shall be exercisable for a period of 90 days from the date of such optionee's termination of employment to the extent otherwise exercisable, and shall thereafter be canceled unpaid unless and to the extent the Company, in its sole discretion (evidenced by action in writing by the President and the Vice President--Human Resources of the Company), determines to shorten or extend such 90-day post-termination exercise period;

    (iv) notwithstanding anything herein to the contrary in Section 2(d), if an optionee's employment is terminated by the Company or a Subsidiary for cause (evidenced by action in writing by the President and the Vice President--Human Resources of the Company), the optionee's Stock Options shall be automatically canceled unpaid on such date of termination; and

    (v) Notwithstanding anything to the contrary contained in Section 2(d), any action to prescribe a longer or shorter post-termination exercise period or to cancel in connection with termination of employment any Stock Options held by an officer of the Company who holds the title of Vice President or a higher officer rank with the Company or any similar position shall be determined solely by the Committee (or in the event of a Change of Control, the Special Plan Administrator).

  (e) Death. If an optionee dies, his or her Stock Options may be exercised during the period specified in the grant by the executor or administrator of his or her estate, or by a person who acquired the right to exercise such Stock Options by bequest or inheritance or by reason of his or her death.

  (f) Payment for Shares. Every share purchased through the exercise of a Stock Option shall be paid for in full, in cash, within ten business days following the time of exercise or, unless the Stock Option expressly provides otherwise, at the time of exercise in shares of Common Stock valued at their Fair Market Value on the date on which such Stock Option is exercised, or in a combination of cash and such shares.

  (g) Change of Control. Upon the occurrence of a Change of Control, an optionee shall be entitled to exercise any vested or unvested Stock Options which were not otherwise exercisable immediately preceding such a Change of Control.

                                  ARTICLE III

                               RESTRICTED STOCK

Section 1. Grant of Restricted Stock

  The Committee may grant Restricted Stock under this Plan to Eligible Employees, and the Committee shall in each case determine the number of shares of Restricted Stock to be awarded and the terms or duration of the restrictions to be imposed upon those shares.

Section 2. Waiver of Restrictions

  Restrictions upon vesting and transferability of Restricted Stock may be permitted to lapse as originally provided by the Committee at the time of grant or otherwise as the Committee may determine in its sole discretion.

Section 3. Change of Control

  Upon the occurrence of a Change of Control, any restrictions upon vesting or transferability of Restricted Stock shall lapse.

                                  ARTICLE IV

                           MISCELLANEOUS PROVISIONS

Section 1. Option and Restricted Stock Limits

  The number of shares of Common Stock upon which Stock Options may be granted or which may be the subject of a grant of Restricted Stock shall be, for the year ended December 31, 1994, 400,000 shares, and, thereafter, two percent of the total issued and outstanding shares of Common Stock as of December 31 of the next preceding year, cumulative from March 17, 1994, provided, however, that in no event may the number of shares of Restricted Stock and/or shares of Common Stock subject to Stock Options granted to any participant for a calendar year exceed 20 percent of the aggregate number of shares of Common Stock subject to Stock Options and shares of Restricted Stock available for grant during such calendar year. Any shares of Common Stock available for grant that are not made the subject of a grant during a calendar year, or portion thereof, will be available for grant in any subsequent year, or portion thereof. The number of available shares described in the preceding sentences is subject to adjustment as provided in Section 2 of this Article
IV. The shares shall be made available from authorized but unissued Common Stock or from Common Stock issued and held in the treasury of the Company as shall be determined by the Committee.

Section 2. Adjustment in Terms of Award

  In the event of a reorganization, recapitalization, stock split, stock dividend, distribution of assets other than pursuant to a normal cash dividend, combination of shares, merger, consolidation, rights offering, split-up, split-off, spin-off or any other change in the corporate structure or shares of the Company (other than a Change of Control), the Committee may, in its discretion, after consultation with the Chairman of the Board and the President, make appropriate adjustments to reflect such event in respect of
(a) the limitation in Section 1 of this Article IV on the maximum number of shares of Common Stock upon which Stock Options may be granted or which may be the subject of a grant of Restricted Stock, (b) the number of shares of Common Stock covered by, and the exercise price per share applicable to, outstanding Stock Options and (c) the number of shares of Common Stock covered by outstanding awards of Restricted Stock. In the event that the Committee, after consultation with the Chairman of the Board and the President, determines that, because of a change (other than a Change of Control) in the Company's business, operations, corporate structure, capital structure, assets or manner in which it conducts business, which it deems to be extraordinary and material, the terms of awards theretofore made are no longer suitable to the objectives which the Committee sought to achieve when it made such awards, it may modify the terms of any or all of such awards in such manner as it may decide is advisable; provided, however, that no award may be modified in a manner which would be inconsistent with the intent of Section 8 of this
Article IV.

Section 3. Governmental Regulations

  The Plan and the grant and exercise of Stock Options and the award of Restricted Stock hereunder shall be subject to all applicable rules and regulations of governmental or other authorities.

Section 4. No Guaranty of Employment

  The grant of a Stock Option or award of Restricted Stock under the Plan shall not constitute an assurance of continued employment for any period.

Section 5. Assignment or Transfer

  No Stock Option or share of Restricted Stock shall be assignable or transferable by an Eligible Employee otherwise than by will or the laws of descent and distribution.

Section 6. Rights as Shareholder

  (a) An Eligible Employee under the Plan shall have no rights of a holder of Common Stock by virtue of any award of Stock Options hereunder, unless and until certificates for shares of Common Stock are issued to him or her pursuant to the Plan.

  (b) An Eligible Employee who has received an award of Restricted Stock shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock and the right to receive all dividends paid with respect to such Restricted Stock (net of withholding, if applicable), but shall hold such Restricted Stock subject to such restrictions upon its transfer for such period or periods as the Committee may determine and subject to such other terms and conditions deemed appropriate by the Committee. Stock received with respect to an award of Restricted Stock pursuant to a stock split, stock dividend or other change in the capitalization of the Company will be held subject to the same restrictions on transferability that are applicable to such shares of Restricted Stock.

Section 7. Withholding Taxes

  (a) The Company shall have the right to withhold from salary or otherwise or to cause the employee (or the executor or administrator of his or her estate or his or her distributee) to make payment of any federal, state, local or foreign taxes required to be withheld with respect to any exercise of any Stock Option, or award or vesting or deemed vesting of Restricted Stock.

  (b) In the case of an exercise of Stock Options or the vesting or deemed vesting of Restricted Stock, an employee may elect to have the withholding obligation satisfied by having the Company withhold shares of Common Stock received upon the exercise of Stock Options or the vesting or deemed vesting of Restricted Stock, as the case may be.

Section 8. Amendment and Discontinuance of the Plan

  The Board of Directors of the Company may amend or discontinue the Plan as it shall from time to time consider desirable, provided that:

  (a) No amendment shall, without further approval by the holders of a majority of the shares which are represented in person or by proxy and entitled to vote on the subject at a meeting of stockholders of the Company, change the terms of the Plan so as to increase the maximum number of shares upon which Stock Options may be granted or which may be issued upon award of Restricted Stock from the number described in Section 1 of this Article IV, reduce the minimum option price or extend the maximum option period set forth in Section 2(b) of this Plan;

  (b) No amendment, discontinuance or termination shall deprive persons without their consent who hold shares of Restricted Stock, or who are entitled to exercise Stock Options pursuant to the terms and provisions of the Plan, of their rights with respect thereto; and

  (c) The Plan may not be amended or terminated on or after a Change of Control until all Stock Options granted prior to such Change of Control have been exercised or have expired.

Section 9. Effective Date

  The effective date of the Plan is June 26, 1994. March 5, 1998 shall be the effective date of the amendments to the Plan as set forth in this Amendment and Restatement of the Plan approved by the Board of Directors of the Company on March 5, 1998.

Section 10. Term of Plan

  No Stock Options or awards of Restricted Stock may be granted after June 26, 2004.

Section 11. Parachute Payments

  Notwithstanding any contrary provision of the Plan, the Committee may provide in the agreement evidencing the award of the Stock Option or of Restricted Stock or in any other agreement with the participant for a limitation on the acceleration of vesting and exercisability of unmatured awards of Stock Options or Restricted Stock to the extent necessary to avoid or mitigate the impact of the golden parachute excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), on the participant or may provide for a supplemental payment to be made to the participant as necessary to offset or mitigate the impact of the golden parachute excise tax on the participant.

--------------------------------------------------------------------------------

     [  ]

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR PROPOSAL 2 AND FOR PROPOSAL 3.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1.  Election of Directors        FOR all nominees   [   ]      WITHHOLD AUTHORITY to vote      [   ]    *EXCEPTIONS   [   ]
    (see reverse)                listed below                  for all nominees listed below

Nominees:  Jimmie D. Callison, Terry G. Dallas, Charles D. Davidson, Marie L.
           Knowles, Robert C. LeVine, William D. Schulte, Steven J. Shapiro, William E. Wade, Jr. and Michael E. Wiley.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.) *Exceptions
            ------------------------------------------------------------------

2.  Approval of the Company's Amended and Restated Executive Long-Term           3.  Approval of Independent Auditors.
    Incentive Plan

FOR [   ]       AGAINST  [   ]      ABSTAIN   [   ]                              FOR  [   ]     AGAINST  [   ]   ABSTAIN  [   ]

                                                                                                    Change of Address and    [   ]
                                                                                                    or Comments Mark Here

                                                                                  Please sign exactly as name appears hereon. Joint
                                                                                  owners should each sign. When signing as attorney,
                                                                                  executor, administrator, trustee or guardian,
                                                                                  please give full title as such.

                                                                             |    Dated:                                 , 1998
                                                                             |           -------------------------------
                                                                             |
                                                                             |    ---------------------------------------------
                                                                             |                      Signature
                                                                      _______|
                                                                                  ---------------------------------------------
                                                                                                    Signature

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)    VOTES MUST BE INDICATED
                                                                                       (X) IN BLACK OR BLUE INK        [X]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[Vastar Resources, Inc. Logo Appears Here]
                            VASTAR RESOURCES, INC.
       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                      FOR THE ANNUAL MEETING MAY 20, 1998

     The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated March 23, 1998, in connection with the Annual Meeting of Stockholders to be held at 9:00 a.m. on May 20, 1998, in the Main Conference Room of Vastar Resources, Inc. 15375 Memorial Drive, Houston, Texas, and hereby appoints Charles D. Davidson, Steven
J. Shapiro and Albert D. Hoppe, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of VASTAR RESOURCES, INC. (the "Company") registered in the name provided herein which the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals proposed by the registrant set forth in said Proxy Statement.

Proposal 1. Election of all 9 Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate). Nominees:

Jimmie D. Callison, Terry G. Dallas, Charles D. Davidson, Marie L. Knowles, Robert C. LeVine, William D. Schulte, Steven J. Shapiro, William E. Wade, Jr. and Michael E. Wiley.

Proposal 2.  Approval of the Company's Amended and Restated
Executive Long-Term Incentive Plan.

Proposal 3.  Approval of appointment of Coopers
& Lybrand L.L.P. as independent auditors.
                                                  VASTAR RESOURCES, INC.
                                                  P.O. BOX 11203
                                                  NEW YORK, N.Y. 10203-0203
SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE


                                                                SEE REVERSE SIDE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[Vastar Resources, Inc. Logo Appears Here]

                             VASTAR RESOURCES, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P                    OF THE COMPANY FOR THE ANNUAL MEETING
R                                MAY 20, 1998
O
X
Y
     The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated March 23, 1998, in connection with the Annual Meeting of Stockholders to be held at 9:00 a.m. on May 20, 1998, in the Main Conference Room of Vastar Resources, Inc. 15375 Memorial Drive, Houston, Texas, and hereby appoints Charles D. Davidson, Steven
J. Shapiro and Albert D. Hoppe, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of VASTAR RESOURCES, INC. (the "Company") registered in the name provided herein which the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals proposed by the registrant set forth in said Proxy Statement.

Proposal 1.
Election of all 9 Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate). NOMINEES:

Jimmie D. Callison, Terry G. Dallas, Charles D. Davidson, Marie L. Knowles, Robert C. LeVine, William D. Schulte, Steven J. Shapiro, William E. Wade, Jr. and Michael E. Wiley.

Proposal 2.
Approval of the Company's Amended and Restated Executive Long-Term Incentive
Plan.

Proposal 3.
Approval of appointment of Coopers & Lybrand L.L.P. as independent auditors.

The number of shares specified on the reverse side of this proxy represents the aggregate number of shares held for your account in the Vastar Resources, Inc. Capital Accumulation and/or Savings Plans or in certain employee benefit plans of Atlantic Richfield Company or ARCO Chemical Company. This proxy covers all shares credited to your account in these plans.

SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

                                                              -----------
                                                              SEE REVERSE
                                                                 SIDE
                                                              -----------

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             __
[  X  ]  Please mark your    |                                  |   5658
         votes as in this    |                                  |
         example.                                               |____

         This proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of Directors, FOR Proposal 2 and FOR Proposal 3.

  --------------------------------------------------------------------------------------------------------------------------------
                                 The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.
  --------------------------------------------------------------------------------------------------------------------------------
                        FOR                  WITHHELD                                          FOR        AGAINST       ABSTAIN
     1. Election of  [       ]               [      ]              2. Approval of Company's  [      ]     [     ]       [     ]
        Directors (See reverse)                                       Amended and Restated
                                                                      Executive Long-Term
     For, except vote withheld from for the following nominee(s):     Incentive Plan.

                                                                   3. Approval of              FOR        AGAINST       ABSTAIN
                                                                      Independent            [      ]     [     ]       [     ]
                                                                      Auditors.
     --------------------------------------
  --------------------------------------------------------------------------------------------------------------------------------

                                                                                            MARK HERE FOR
                                                                                              ADDRESS            [    ]
                                                                                             CHANGE AND
                                                                                            NOTE AT LEFT

                                                                   Please sign exactly as name appears hereon.  Joint owners
                                                                   should each sign.  When signing as attorney, executor,
                                                                   administrator, trustee or guardian, please give full title as such.



                                                                   ---------------------------------------------------------

                                                                   ---------------------------------------------------------
                                                                      SIGNATURE (S)                           DATE

--------------------------------------------------------------------------------